Exhibit 4.2

CIMAREX ENERGY CO.,

THE SUBSIDIARY GUARANTORS PARTIES HERETO,

AND

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

5.875% Senior Notes due 2022

FIRST SUPPLEMENTAL INDENTURE

Dated as of April 5, 2012

i

EXHIBITS

EXHIBIT A	Form of Global Note
EXHIBIT B	Form of Indenture Supplement to Add Subsidiary Guarantors

ii

FIRST SUPPLEMENTAL INDENTURE dated as of April 5, 2012 (“Supplemental Indenture”) by and among CIMAREX ENERGY CO., a Delaware corporation (the “Company”), each of the Subsidiary Guarantors (as defined herein) and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as trustee (the “Trustee”), supplementing the Debt Securities Indenture dated as of April 5, 2012 by and among the Company and U.S. Bank National Association, a national banking association (the “Base Indenture” and, as supplemented by this Supplemental Indenture, the “Indenture”).

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of Notes (as defined herein):

WHEREAS, the Company has duly authorized the execution and delivery of the Base Indenture to provide for the issuance from time to time of the Company’s Securities to be issued in one or more series as in the Indenture provided;

WHEREAS, the Company and the Subsidiary Guarantors desire and have requested the Trustee to join them in the execution and delivery of this Supplemental Indenture in order to establish and provide for the issuance by the Company of a series of Securities designated as its 5.875% Senior Notes due 2022, substantially in the form attached hereto as Exhibit A and guaranteed by the Subsidiary Guarantors, on the terms set forth herein;

WHEREAS, the Company now wishes to issue $750,000,000 aggregate principal amount of 5.875% Senior Notes due 2022 (the “Initial Notes”);

WHEREAS, the conditions set forth in the Base Indenture for the execution and delivery of this Supplemental Indenture have been complied with; and

WHEREAS, all things necessary to make this Supplemental Indenture a valid agreement of the Company, the Subsidiary Guarantors and the Trustee, in accordance with its terms, and a valid amendment of, and supplement to, the Base Indenture have been done;

NOW, THEREFORE:

In consideration of the premises and the purchase and acceptance of the Notes (as defined herein) by the Holders thereof, the Company and the Subsidiary Guarantors mutually covenant and agree with the Trustee, for the equal and ratable benefit of the Holders of the Notes, that the Base Indenture is supplemented and amended, to the extent expressed herein, as follows:

ARTICLE I

SCOPE OF SUPPLEMENTAL INDENTURE; GENERAL; THE NOTES

SECTION 1.1.                Scope of Supplemental Indenture; General.  This Supplemental Indenture supplements, and to the extent inconsistent therewith, replaces, the provisions of the Base Indenture, to which provisions reference is hereby made.

The changes, modifications and supplements to the Base Indenture effected by this Supplemental Indenture shall be applicable only with respect to, and govern the terms of, the Notes (which shall be initially in the aggregate principal amount of $750,000,000) and shall not apply to any other Securities that have or may be issued under the Indenture unless a supplemental indenture with respect to such other Securities specifically incorporates such changes, modifications and supplements.

SECTION 1.2.                Applicability of Sections of the Base Indenture.  Except as expressly specified hereby, each of the provisions of the Base Indenture shall apply to the Notes.

SECTION 1.3.                Form, Dating and Terms.

(a)           The aggregate principal amount of Notes that may be authenticated and delivered under the Indenture is unlimited.  The Initial Notes issued on the date hereof will be in an aggregate principal amount of $750,000,000.  Pursuant to this Supplemental Indenture, there is hereby created and designated a series of Securities under the Indenture entitled “5.875% Senior Notes due 2022.”

In addition, the Company may issue, from time to time in accordance with the provisions of the Indenture, including, without limitation, Section 4.2 hereof, additional notes subsequent to the Issue Date (such notes, the “Additional Notes” and together with the Initial Notes, the “Notes”) of the same series as the Notes and the guarantee thereof by certain of the Company’s Subsidiaries.

The Initial Notes and the Additional Notes shall be considered collectively as a single class for all purposes of the Indenture.  Holders of the Initial Notes and the Additional Notes shall vote and consent together on all matters to which such Holders are entitled to vote or consent as one class, and none of the Holders of the Initial Notes or the Additional Notes shall have the right to vote or consent as a separate class on any matter to which such Holders are entitled to vote or consent.

Initial Notes and Additional Notes shall be issued in the form of one or more permanent global Notes substantially in the form of Exhibit A (each, a “Global Note”), which is hereby incorporated by reference and made a part of this Supplemental Indenture, duly executed by the Company and authenticated by the Trustee as provided in the Base Indenture.  A Global Note may be represented by more than one certificate, if so required by the Depositary’s rules regarding the maximum principal amount to be represented by a single certificate.  The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee. The Notes shall be guaranteed by the Subsidiary Guarantors as provided in this Supplemental Indenture.

The Company shall pay principal of, premium, if any, and interest on the Notes in money of the United States that at the time of payment is legal tender for payment of public and private debts and shall be payable at the office or agency of the Company maintained for such purpose in the Borough of Manhattan, The City of New York; provided, however, that, at the option of the Company, each installment of interest may be paid by (i) check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the Note Register or (ii) wire transfer to an account located in the United States maintained by the payee.  Payments in respect of Notes represented by a Global Note registered in the name of or held by the Depositary or its nominee (including principal, premium, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by the Depositary.  The Company shall make all payments in respect of a Definitive Note (including principal, premium, if any, and interest) by mailing a check to the registered address of each Holder thereof as such address shall appear on the in the Registrar’s books; provided, however, that payments on the Notes represented by Definitive Notes may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Notes represented by Definitive Notes, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 15 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept).

(b)           Denominations.  The Notes shall be issuable only in fully registered form, without coupons, and only in denominations of $2,000 or integral multiples of $1,000 in excess thereof.

(c)           Book-Entry Provisions.

(i)            This Section 1.3(c) shall apply only to Global Notes deposited with the Notes Custodian with respect to such Notes (as appointed by the Depositary), or any successor Person thereto, which shall initially be the Trustee.

(ii)           Each Global Note initially shall (x) be registered in the name of the Depositary for such Global Note or the nominee of such Depositary, (y) be delivered to the Notes Custodian for such Depositary and (z) bear the legend set forth in the Global Note.

(iii)          Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under the Indenture with respect to any Global Note held on their behalf by the Depositary or by the Trustee as the custodian of the Depositary or under such Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of the Depositary governing the exercise of the rights of a Holder of a beneficial interest in any Global Note.

(iv)          The registered Holder of a Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under the Indenture or the Notes.

(v)           In connection with any transfer of a portion of the beneficial interest in a Global Note pursuant to Section 1.3(d) of this Supplemental Indenture to beneficial owners who are required to hold Definitive Notes, the Trustee shall reflect on its books and records the date and a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Definitive Notes of like tenor and amount.

(vi)          In connection with the transfer of an entire Global Note to beneficial owners pursuant to Section 1.3(d) of this Supplemental Indenture, such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations.

(vii)         Any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through a book-entry system maintained by (a) the Holder of such Global Note (or its agent) or (b) any Holder of a beneficial interest in such Global Note, and that ownership of a beneficial interest in such Global Note shall be required to be reflected in a book entry.

(d)           Definitive Notes.  Except as provided in the Indenture, owners of beneficial interests in Global Notes shall not be entitled to receive Definitive Notes.  If required to do so pursuant to any applicable law or regulation, beneficial owners may obtain Definitive Notes in exchange for their beneficial interests in a Global Note upon written request in accordance with the Depositary’s and the

Registrar’s procedures.  In addition, Definitive Notes shall be delivered to all beneficial owners in exchange for their beneficial interests in a Global Note if (i) the Depositary notifies the Company that it is unwilling or unable to continue as depositary for such Global Note or the Depositary ceases to be a clearing agency registered under the Exchange Act, at a time when the Depositary is required to be so registered in order to act as Depositary, and in each case a successor depositary is not appointed by the Company within 90 days of such notice or, (ii) the Company executes and delivers to the Trustee and Registrar an Officers’ Certificate stating that such Global Note shall be so exchangeable or (iii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depositary to deliver Definitive Notes to all beneficial owners in exchange for their beneficial interests in a Global Note.

SECTION 1.4.                Registrar and Paying Agent.  Section 2.4 of the Base Indenture is hereby amended by (i) adding the following at the end of the first paragraph of such Section 2.4: “The Company shall cause each of the Registrar and the Paying Agent to maintain an office or agency in the Borough of Manhattan, The City of New York.” and (ii) deleting the last sentence of the third paragraph of such Section 2.4  and adding the following at the end of the third paragraph of Section 2.4: “The Company or any of its Restricted Subsidiaries may act as Paying Agent or Registrar.  The Company or any of its domestically organized Subsidiaries may act as Service Agent.”

SECTION 1.5.                Paying Agent to Hold Money in Trust.  Section 2.5 of the Base Indenture is hereby amended by adding the following at the end of Section 2.5: “Upon any bankruptcy, reorganization or similar proceeding with respect to the Company, the Trustee shall serve as Paying Agent for the Notes.”

SECTION 1.6.                Cancellation.  Section 2.12 of the Base Indenture is hereby amended by adding the following at the end of Section 2.12:

“At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, transferred in exchange for an interest in another Global Note, redeemed, repurchased or canceled, such Global Note shall be returned by the Depositary to the Trustee for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, transferred in exchange for an interest in another Global Note, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the Global Note and on the books and records of the Trustee (if it is then the Notes Custodian for such Global Note) or the Notes Custodian with respect to such Global Note, by the Trustee or the Notes Custodian, to reflect such reduction.”

SECTION 1.7.                Replacement of Trustee.  Section 7.8 of the Base Indenture is hereby amended by adding the following at the end of Section 7.8:

“A resignation or removal of the Trustee and the appointment of a Successor Trustee shall become effective only upon the Successor Trustee’s acceptance of appointment as provided in this Section 7.8.”

ARTICLE II

CERTAIN DEFINITIONS

SECTION 2.1.                Certain Definitions.  Section 1.1 of the Base Indenture is hereby amended by adding the following definitions in their proper alphabetical order which, in the event of a conflict with the definition of terms in the Base Indenture, shall govern. Capitalized terms used but not defined herein have the meanings ascribed to such terms in the Base Indenture.

“Acquired Indebtedness” means Indebtedness (1) of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary or (2) assumed in connection with the acquisition of assets from such Person, in each case whether or not Incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary or such acquisition. Acquired Indebtedness shall be deemed to have been Incurred, with respect to clause (1) of the preceding sentence, on the date such Person becomes a Restricted Subsidiary and, with respect to clause (2) of the preceding sentence, on the date of consummation of such acquisition of assets.

“Additional Assets” means:

(1)           any property, plant, equipment or other asset (excluding current assets) to be used by the Company or a Restricted Subsidiary in the Oil and Gas Business;

(2)           capital expenditures by the Company or a Restricted Subsidiary in the Oil and Gas Business;

(3)           the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or a Restricted Subsidiary; or

(4)           Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary;

provided, however, that, in the case of clauses (3) and (4), such Restricted Subsidiary is primarily engaged in the Oil and Gas Business.

“Adjusted Consolidated Net Tangible Assets” means (without duplication), as of the date of determination, the remainder of:

(a)           the sum of:

(i)            the Company’s good faith estimate of discounted future net revenues from proved oil and gas reserves of the Company and its Restricted Subsidiaries calculated in accordance with SEC guidelines before any provincial, territorial, state, Federal or foreign income taxes, as estimated by the Company in a reserve report prepared as of the end of the Company’s most recently completed fiscal year for which audited financial statements are available, as increased by, as of the date of determination, the estimated discounted future net revenues from:

(A)          estimated proved oil and gas reserves acquired since such year end, which reserves were not reflected in such year end reserve report, and

(B)           estimated oil and gas reserves attributable to upward revisions of estimates of proved oil and gas reserves since such year end due to exploration, development, exploitation or other related activities, in each case calculated in accordance with SEC guidelines (utilizing the average of the previous twelve months’ prices prior to the date of determination), and decreased by, as of the date of determination, the estimated discounted future net revenues from:

(C)           estimated proved oil and gas reserves produced or disposed of since such year end, and

(D)          estimated oil and gas reserves attributable to downward revisions of estimates of proved oil and gas reserves since such year end due to changes in geological conditions or other factors which would, in accordance with standard industry practice, cause such revisions, in each case calculated on a pre-tax basis and substantially in accordance with SEC guidelines (utilizing the average of the previous twelve months’ prices prior to the date of determination), in each case as estimated by the Company’s petroleum engineers or any independent petroleum engineers engaged by the Company for that purpose;

(ii)           the capitalized costs that are attributable to Oil and Gas Properties of the Company and its Restricted Subsidiaries to which no proved oil and gas reserves are attributable, based on the Company’s books and records as of a date no earlier than the date of the Company’s latest available annual or quarterly consolidated financial statements;

(iii)          the Net Working Capital on a date no earlier than the date of the Company’s latest available annual or quarterly consolidated financial statements; and

(iv)          the greater of:

(A)          the net book value of other tangible assets of the Company and its Restricted Subsidiaries, as of a date no earlier than the date of the Company’s latest available annual or quarterly consolidated financial statements, and

(B)           the appraised value, as estimated by independent appraisers, of other tangible assets of the Company and its Restricted Subsidiaries, as of a date no earlier than the date of the Company’s latest available audited consolidated financial statements (provided that, the Company may rely on subclause (A) of this clause (iv) if no appraisal is available or has been obtained); minus

(b)           the sum of:

(i)            any amount included in (a)(i) through (a)(iv) above that is attributable to Minority Interests;

(ii)           any net gas balancing liabilities of the Company and its Restricted Subsidiaries reflected in the Company’s latest audited consolidated financial statements (to the extent not deducted in calculating Net Working Capital of the Company in accordance with clause (a)(iii) above of this definition);

(iii)          to the extent included in (a)(i) above, the Company’s good faith estimate of discounted future net revenues, calculated in accordance with SEC guidelines (utilizing the prices utilized in the Company’s year end reserve report), attributable to reserves which are required to be delivered to third parties to fully satisfy the obligations of the Company and its Restricted Subsidiaries with respect to Volumetric Production Payments (determined, if applicable, using the schedules specified with respect thereto); and

(iv)          to the extent included in (a)(i) above, the Company’s good faith estimate of discounted future net revenues, calculated in accordance with SEC guidelines, attributable to reserves subject to Dollar-Denominated Production Payments which, based on the estimates of production and price assumptions included in determining the discounted future net revenues specified in (a)(i) above, would be necessary to fully satisfy the payment obligations of the Company and its Restricted Subsidiaries with respect to Dollar-Denominated Production Payments (determined, if applicable, using the schedules specified with respect thereto).

If the Company changes its method of accounting from the full cost method of accounting to the successful efforts or a similar method, “Adjusted Consolidated Net Tangible Assets will continue to be calculated as if the Company were still using the full cost method of accounting.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Asset Disposition” means any direct or indirect sale, lease (other than an operating lease entered into in the ordinary course of business), transfer, issuance or other disposition, or a series of related sales, leases, transfers, issuances or dispositions that are part of a common plan, of shares of Capital Stock of a Subsidiary (other than directors’ qualifying shares), property or other assets (each referred to for the purposes of this definition as a “disposition”) by the Company or any of its Restricted Subsidiaries, including, without limitation, any disposition by means of a merger, consolidation or similar transaction.

Notwithstanding the preceding, the following items shall not be deemed to be Asset Dispositions:

(1)           a disposition of property or other assets by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary; provided that in the case of a sale by a Restricted Subsidiary to another Restricted Subsidiary, the Company directly or indirectly owns an equal or greater percentage of the Common Stock of the transferee than of the transferor;

(2)           the disposition of cash or Cash Equivalents in the ordinary course of business;

(3)           a disposition of Hydrocarbons or mineral products inventory in the ordinary course of the Oil and Gas Business;

(4)           a disposition of obsolete or worn out equipment or equipment that is no longer useful in the conduct of the business of the Company and its Restricted Subsidiaries and that is disposed of in each case in the ordinary course of business;

(5)           transactions permitted under Article V of this Supplemental Indenture;

(6)           an issuance of Capital Stock by a Restricted Subsidiary to the Company or to a Wholly Owned Subsidiary or on a pro rata basis to the holders of the Capital Stock of such Restricted Subsidiary immediately prior to such issuance;

(7)           for purposes of Section 4.7 of this Supplemental Indenture only, the making of a Permitted Investment (other than a Permitted Investment to the extent such transaction is made in exchange for cash or Cash Equivalents to be received by the Company or its Restricted Subsidiaries) or a disposition subject to Section 4.3 of this Supplemental Indenture;

(8)           an Asset Swap;

(9)           dispositions of properties or assets with an aggregate fair market value not to exceed $5.0 million in any fiscal year of the Company;

(10)         the creation of a Permitted Lien and dispositions in connection with Permitted Liens;

(11)         dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;

(12)         any surrender or waiver of contract rights or settlement, release or surrender of contract, tort or other claims in the ordinary course of business;

(13)         the issuance by a Restricted Subsidiary of Preferred Stock that is permitted by Section 4.2 of this Supplemental Indenture;

(14)         the licensing or sublicensing of intellectual property or other general intangibles and licenses, sublicenses, leases or subleases of other property in the ordinary course of business which do not materially interfere with the business of the Company and its Restricted Subsidiaries;

(15)         foreclosure on assets;

(16)         any Production Payments and Reserve Sales, provided that any such Production Payments and Reserve Sales, other than incentive compensation programs on terms that are reasonably customary in the Oil and Gas Business for geologists, geophysicists and other providers of technical services to the Company or a Restricted Subsidiary, shall have been created, Incurred, issued, assumed or Guaranteed in connection with the acquisition or financing of, and within 60 days after the acquisition of, the property that is subject thereto;

(17)         the disposition (whether or not in the ordinary course of the Oil and Gas Business) of oil and/or gas properties or direct or indirect interests in real property; provided, that at the time of such sale or transfer such properties do not have associated with them any proved reserves capable of being produced in material economic quantities;

(18)         the sale or transfer (whether or not in the ordinary course of the Oil and Gas Business) of oil and/or gas properties or direct or indirect interests in real property; provided, that at the time of such sale or transfer such properties do not have associated with them any proved reserves capable of being produced in material economic quantities;

(19)         the abandonment, farm-out, exchange, lease or sublease of developed or undeveloped oil and/or gas properties or interests therein in the ordinary course of business or in exchange for oil and/or gas properties or interests therein owned or held by another Person; and

(20)         the disposition of Capital Stock in an Unrestricted Subsidiary.

“Asset Swap” means any trade or exchange by the Company or any Restricted Subsidiary of oil and gas properties or other properties or assets for oil and gas properties or other properties or assets owned or held by another Person; provided that the fair market value of the properties or assets traded or exchanged by the Company or such Restricted Subsidiary (together with any cash) is reasonably equivalent to the fair market value of the properties or assets (together with any cash) to be received by the Company or such Restricted Subsidiary, and provided further that any net cash received must be applied in accordance with Section 4.7 of this Supplemental Indenture.

“Attributable Indebtedness” in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate implicit in the transaction) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended), determined in accordance with GAAP; provided, however, that if such Sale/Leaseback Transaction results in a Capitalized Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capitalized Lease Obligations.”

“Average Life” means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (2) the sum of all such payments.

“Bankruptcy Law” means Title 11 of the United States Code or any similar federal or state law for the relief of debtors.

“Board of Directors” means, (i) as to any Person that is a corporation, the board of directors of such Person or any duly authorized committee thereof, (ii) as to any Person that is a partnership (general or limited), the Board of Directors of a general partner of such partnership or any duly authorized committee thereof, or (iii) with respect to any other Person, the Person or group of Persons serving a similar function or any duly authorized committee thereof;

“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or required by law to close.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including, without limitation, any Preferred Stock and limited liability company or partnership interests (whether general or limited) of such Person, but excluding any debt securities convertible or exchangeable into such equity.

“Capitalized Lease Obligations” means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation will be the capitalized amount of such obligation at the time any determination thereof is to be made as determined in accordance with GAAP, and the

Stated Maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.

“Cash Equivalents” means:

(1)           securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality of the United States (provided that the full faith and credit of the United States is pledged in support thereof), having maturities of not more than one year from the date of acquisition;

(2)           marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having a credit rating of at least “A” or the equivalent thereof by either Standard & Poor’s or Moody’s Investors Service, Inc. (or, if both such rating agencies cease publishing ratings of such investments, an equivalent rating from a nationally recognized rating agency);

(3)           certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers’ acceptances having maturities of not more than one year from the date of acquisition thereof issued by any commercial bank the long term debt of which is rated at the time of acquisition thereof at least “A” or the equivalent thereof by Standard & Poor’s or Moody’s Investors Service, Inc. (or, if both such rating agencies cease publishing ratings of such investments, an equivalent rating from a nationally recognized rating agency), and having combined capital and surplus in excess of $500 million;

(4)           repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (1), (2) and (3) entered into with any bank meeting the qualifications specified in clause (3) above;

(5)           commercial paper rated at the time of acquisition thereof at least “A-2” or the equivalent thereof by Standard & Poor’s or “P-2” or the equivalent thereof by Moody’s Investors Service, Inc. (or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of such investments), and in any case maturing within one year after the date of acquisition thereof;

(6)           interests in any investment company or money market fund which invests 95% or more of its assets in instruments of the type specified in clauses (1) through (5) above; and

(7)           in the case of any Foreign Subsidiary that is a Restricted Subsidiary, such local currencies held by it from time to time in the ordinary course of business.

“Change of Control” means:

(1)           any “person” or “group” of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that such person or group shall be deemed to have “beneficial ownership” of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Company (or its successor by merger, consolidation or purchase of all or substantially all of its assets) (for the purposes of this clause, such person or group shall be deemed to beneficially own any Voting

Stock of the Company held by a parent entity, if such person or group “beneficially owns” (as defined above), directly or indirectly, more than 35% of the voting power of the Voting Stock of such parent entity); provided, however, that a person or group shall not be deemed the beneficial owner of (a) any securities tendered pursuant to a tender or exchange offer made by or on behalf of such person or group until such tendered securities are accepted for purchase or exchange thereunder or (b) any securities the beneficial ownership of which (i) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation and (ii) is not then reportable on Schedule 13D (or any successor schedule) under the Exchange Act, if applicable; or

(2)           during any period of two consecutive years, individuals who at the beginning of such period constituted the Company’s Board of Directors (together with any new directors whose election or appointment by such Board or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Company’s Board of Directors then in office; or

(3)           the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act); or

(4)           the adoption by the stockholders of the Company of a plan or proposal for the liquidation or dissolution of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commodity Agreement” means any commodity futures contract, commodity swap, commodity option, commodity forward sale or other similar agreement or arrangement entered into by the Company or any Restricted Subsidiary in respect of Hydrocarbons or other commodities used, produced, processed or sold by such Person that are customary in the Oil and Gas Business designed to protect the Company or any of its Restricted Subsidiaries against fluctuations in the price of Hydrocarbons or other commodities.

“Common Stock” means with respect to any Person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or nonvoting) of such Person’s common stock whether or not outstanding on the Issue Date, and includes, without limitation, all series and classes of such common stock.

“Consolidated Coverage Ratio” means as of any date of determination, with respect to any Person, the ratio of (x) the aggregate amount of Consolidated EBITDA of such Person for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which financial statements prepared on a consolidated basis in accordance with GAAP are available to (y) Consolidated Interest Expense for such four fiscal quarters, provided, however, that:

(1)           if the Company or any Restricted Subsidiary:

(a)           has Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period (except that in making such computation, the amount of Indebtedness under any revolving credit facility outstanding on the date of such calculation will be deemed to be (i) the average daily balance of such Indebtedness during such four fiscal quarters or such shorter period for which such facility was outstanding or (ii) if such facility was created after the end of such four fiscal quarters, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation) and the discharge of any other Indebtedness repaid, repurchased, redeemed, retired, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period; or

(b)           has repaid, repurchased, redeemed, retired, defeased or otherwise discharged any Indebtedness since the beginning of the period that is no longer outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio involves a discharge of Indebtedness (in each case, other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been (or will be with the proceeds of such transaction) permanently repaid and the related commitment terminated and not replaced), Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such discharge of such Indebtedness, including with the proceeds of such new Indebtedness, as if such discharge had occurred on the first day of such period;

(2)           if since the beginning of such period the Company or any Restricted Subsidiary will have made any Asset Disposition or disposed of or discontinued (as defined under GAAP) any company, division, operating unit, segment, business, group of related assets or line of business or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio includes such transaction:

(a)           the Consolidated EBITDA for such period will be reduced by an amount equal to the Consolidated EBITDA (if positive) directly attributable to the assets which are the subject of such disposition or discontinuation for such period or increased by an amount equal to the Consolidated EBITDA (if negative) directly attributable thereto for such period; and

(b)           Consolidated Interest Expense for such period will be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, redeemed, retired, defeased or otherwise discharged (to the extent the related commitment is permanently reduced) with respect to the Company and its continuing Restricted Subsidiaries in connection with such transaction for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

(3)           if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) will have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary or is merged with or into the Company) or an acquisition of assets, including, without limitation, any acquisition of assets occurring in connection with a transaction giving rise to the need to calculate the Consolidated Coverage Ratio, which constitutes all or substantially all of a company, division, operating unit, segment, business, group of related assets or line of business, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto (including, without limitation, the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period; and

(4)           if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) will have Incurred any Indebtedness or discharged any Indebtedness or made any disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (1), (2) or (3) above if made by the Company or a Restricted Subsidiary during such period, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto as if such transaction occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to any calculation under this definition, the pro forma calculations will be determined in good faith by a responsible financial or accounting officer of the Company (including, without limitation, pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Securities Act). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness will be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months). If any Indebtedness that is being given pro forma effect bears an interest rate at the option of the Company, the interest rate shall be calculated by applying such optional rate chosen by the Company.

“Consolidated EBITDA” for any period means, without duplication, the Consolidated Net Income for such period, plus the following to the extent deducted in calculating such Consolidated Net Income or, in the case of clause (7), added in calculating such Consolidated Net Income:

(1)           Consolidated Interest Expense; plus

(2)           Consolidated Income Taxes; plus

(3)           consolidated depletion and depreciation expense; plus

(4)           consolidated amortization expense or impairment charges recorded in connection with the application of Accounting Standards Codification Topic 350, Intangibles—Goodwill and Other, or Topic 360, Property, Plant and Equipment; plus

(5)           other non-cash charges reducing Consolidated Net Income (excluding any such non-cash charge to the extent it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period not included in the calculation); plus

(6)           consolidated exploration and abandonment expense (if applicable); less

(7)           the sum of (x) the amount of deferred revenues that are amortized during such period and are attributable to reserves that are subject to Volumetric Production Payments, (y) amounts recorded in accordance with GAAP as repayments of principal and interest pursuant to Dollar Denominated Production Payments and (z) other non-cash items increasing Consolidated Net Income of such Person for such period (excluding any items which represent the reversal of any accrual of, or reserve for, anticipated cash charges made in any prior period).

Notwithstanding the preceding sentence, clauses (2) through (7) relating to amounts of a Restricted Subsidiary of a Person will be added to or deducted from, as the case may be, Consolidated Net Income to compute Consolidated EBITDA of such Person only to the extent (and in the same proportion) that the net income (loss) of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person and, to the extent the amounts set forth in clauses (2) through (7) relating to any Non-Guarantor Restricted Subsidiary are in excess of those necessary to offset a net loss of such Non-Guarantor Restricted Subsidiary or if such Non-Guarantor Restricted Subsidiary has net income for such period included in Consolidated Net Income, only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Non-Guarantor Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Non-Guarantor Restricted Subsidiary or its stockholders.

“Consolidated Income Taxes” means, with respect to any Person for any period, taxes imposed upon such Person or other payments required by any governmental authority to be made by such Person which taxes or other payments are calculated by reference to the income or profits or capital of such Person or such Person and its Restricted Subsidiaries (to the extent such income or profits were included in computing Consolidated Net Income for such period), including, without limitation, state, franchise and similar taxes and foreign withholding taxes regardless of whether such taxes or payments are required to be remitted to any governmental authority.

“Consolidated Interest Expense” means, with respect to any Person for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries, whether paid or accrued, plus, to the extent not included in such interest expense and without duplication:

(1)           interest expense attributable to Capitalized Lease Obligations and the interest portion of rent expense associated with Attributable Indebtedness in respect of a Sale/Leaseback Transaction in respect of the relevant lease giving rise thereto, determined as if such lease were a capitalized lease in accordance with GAAP and the interest component of any deferred payment obligations;

(2)           amortization of debt discount (including the amortization of original issue discount resulting from the issuance of Indebtedness at less than par) and debt issuance costs; provided, however, that any amortization of bond premium will be credited to reduce Consolidated Interest Expense unless, pursuant to GAAP, such amortization of bond premium has otherwise reduced Consolidated Interest Expense;

(3)           non-cash interest expense, but any non-cash interest income or expense attributable to the movement in the mark-to-market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP shall be excluded from the calculation of Consolidated Interest Expense;

(4)           commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing;

(5)           the interest expense on Indebtedness of another Person that is Guaranteed by the Company or one of its Restricted Subsidiaries or secured by a Lien on assets of the Company or one of its Restricted Subsidiaries;

(6)           net costs pursuant to Hedging Obligations (including amortization of fees) related to Indebtedness provided, however, that if Hedging Obligations result in net benefits rather than net costs, such benefits shall be credited to reduce Consolidated Interest Expense unless, pursuant to GAAP, such net benefits are otherwise reflected in Consolidated Net Income;

(7)           the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period;

(8)           the product of (a) all dividends paid or payable, in cash, Cash Equivalents or Indebtedness or accrued during such period on any series of Disqualified Stock of such Person or on Preferred Stock of its Restricted Subsidiaries that are not Subsidiary Guarantors payable to a party other than the Company or a Wholly Owned Subsidiary, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state, provincial and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP;

(9)           Receivables Fees; and

(10)         the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company and its Restricted Subsidiaries) in connection with Indebtedness Incurred by such plan or trust, minus, to the extent included above, any interest attributable to Production Payments and Reserve Sales and accretion of interest charges on future plugging and abandonment obligations.

For purposes of the foregoing, total interest expense will be determined (i) after giving effect to any net payments made or received by the Company and its Subsidiaries with respect to Interest Rate Agreements and (ii) exclusive of amounts classified as other comprehensive income in the balance sheet of the Company. Notwithstanding anything to the contrary contained herein, without duplication of clause (9) above, commissions, discounts, yield and other fees and charges Incurred in connection with any securitization transaction, factoring agreement or similar transaction pursuant to which the Company or its Restricted Subsidiaries may sell, convey or otherwise transfer or grant a security interest in any accounts receivable or related assets shall be included in Consolidated Interest Expense.

“Consolidated Net Income” means, for any period, the net income (loss) of the Company and its consolidated Restricted Subsidiaries determined in accordance with GAAP; provided, however, that there will not be included in such Consolidated Net Income:

(1)           any net income (loss) of any Person if such Person is not the Company or a Restricted Subsidiary, except that:

(a)           subject to the limitations contained in clauses (3), (4) and (5) below, the Company’s equity in the net income of any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a

Non-Guarantor Restricted Subsidiary, to the limitations contained in clause (2) below); and

(b)           the Company’s equity in a net loss of any such Person (other than an Unrestricted Subsidiary) for such period will be included in determining such Consolidated Net Income to the extent such loss has been funded with cash from the Company or a Restricted Subsidiary;

(2)           any net income (but not loss) of any Non-Guarantor Restricted Subsidiary if such Non-Guarantor Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Non-Guarantor Restricted Subsidiary, directly or indirectly, to the Company, except that:

(a)           subject to the limitations contained in clauses (3), (4) and (5) below, the Company’s equity in the net income of any such Non-Guarantor Restricted Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Non-Guarantor Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to another Non-Guarantor Restricted Subsidiary, to the limitation contained in this clause); and

(b)           the Company’s equity in a net loss of any such Non-Guarantor Restricted Subsidiary for such period will be included in determining such Consolidated Net Income;

(3)           any gain (loss) realized upon the sale or other disposition of any property, plant or equipment of the Company or its consolidated Restricted Subsidiaries (including, without limitation, pursuant to any Sale/Leaseback Transaction) which is not sold or otherwise disposed of in the ordinary course of business and any gain (loss) realized upon the sale or other disposition of any Capital Stock of any Person;

(4)           any extraordinary gain or loss;

(5)           any unrealized non-cash gains or losses on charges in respect of Hedging Obligations (including those resulting from the application of SFAS 133);

(6)           the cumulative effect of a change in accounting principles; and

(7)           any asset (including goodwill) impairment or writedown on or related to Oil and Gas Properties under applicable GAAP or SEC guidelines.

“Credit Facility” means, with respect to the Company or any Restricted Subsidiary, one or more debt facilities (including, without limitation, the Senior Credit Agreement), indentures or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including, without limitation, through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit or issuances of debt securities evidenced by notes, debentures, bonds or similar instruments, in each case, as amended, restated, modified, renewed, restructured, supplemented, extended, substituted, refunded, replaced or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time (and whether or not with the original administrative agent, lenders or trustee or another administrative agent or agents or other lenders or trustee, whether or not increasing the amount loaned or issued thereunder and whether provided under the original Senior Credit Agreement or any other credit or other agreement or indenture).

“Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

“Currency Agreement” means in respect of a Person any foreign exchange contract, currency swap agreement, currency futures contract, currency option contract or other similar agreement as to which such Person is a party or a beneficiary.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Definitive Notes” means certificated securities.

“Depositary” means The Depository Trust Company, its nominees and their respective successors and assigns, or such other depository institution hereinafter appointed by the Company.

“Designated Officer” means, with respect to any Person, the Chief Executive Officer, President or Chief Financial Officer of such Person.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, in each case, at the option of the holder thereof) or upon the happening of any event:

(1)           matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

(2)           is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock which is convertible or exchangeable solely at the option of the Company or a Restricted Subsidiary); or

(3)           is redeemable at the option of the holder of the Capital Stock in whole or in part, in each case on or prior to the date that is 91 days after the earlier of (a) the date of the Stated Maturity of the Notes or (b) the first date after the Issue Date on which there are no Notes outstanding, provided that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock; provided, further that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or asset disposition (each defined substantially consistent with the corresponding definitions in the Indenture) shall not constitute Disqualified Stock if the terms of such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) provide that the Company may not repurchase or redeem any such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) pursuant to such provision prior to compliance by the Company with the provisions of Sections 4.7 and 4.9 of this Supplemental Indenture and such repurchase or redemption complies with Section 4.3 of this Supplemental Indenture.

“Dollar-Denominated Production Payments” means production payment obligations recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.

“Equity Offering” means a public offering for cash by the Company of its Common Stock, or options, warrants or rights with respect to its Common Stock, other than (x) public offerings with respect to the Company’s Common Stock, or options, warrants or rights, registered on Form S-4 or S-8, (y) an issuance to any Subsidiary or (z) any offering of Common Stock issued in connection with a transaction that constitutes a Change of Control.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors or management of the Company (unless otherwise provided in the Indenture) as of the date of contractually agreeing to any transaction that triggers the requirement to determine the Fair Market Value, which determination will be conclusive for all purposes under the Indenture.

“Farm-In Agreement” means an agreement whereby a Person agrees to pay all or a share of the drilling, completion or other expenses of an exploratory or development well (which agreement may be subject to a maximum payment obligation, after which expenses are shared in accordance with the working or participation interest therein or in accordance with the agreement of the parties) or perform the drilling, completion or other operation on such well in exchange for an ownership interest in an oil or gas property.

“Farm-Out Agreement” means a Farm-In Agreement, viewed from the standpoint of the party that transfers an ownership interest to another.

“Foreign Subsidiary” means any Restricted Subsidiary of the Company that (a) is not organized under the laws of the United States of America or any state thereof or the District of Columbia, or (b) was organized under the laws of the United States of America or any state thereof or the District of Columbia that has no material assets other than Capital Stock of or other interests in one or more foreign entities of the type described in clause (a) above and is not a guarantor of Indebtedness under the Senior Credit Agreement.

“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in the Indenture will be computed in conformity with GAAP, except that in the event the Company is acquired in a transaction that is accounted for using purchase accounting, the effects of the application of purchase accounting shall be disregarded in the calculation of such ratios and other computations contained in the Indenture.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person of the type described in clauses (1) through (7), (9) and (10) of the definition of “Indebtedness” and any obligation, direct or indirect, contingent or otherwise, of such Person:

(1)           to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

(2)           entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “Guarantee” will not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantor Pari Passu Indebtedness” means Indebtedness of a Subsidiary Guarantor that ranks equally in right of payment to such Subsidiary Guarantor’s Subsidiary Guarantee, except as a result of any collateral arrangements in connection with such Indebtedness.

“Guarantor Subordinated Obligation” means, with respect to a Subsidiary Guarantor, any Indebtedness of such Subsidiary Guarantor (whether outstanding on the Issue Date or thereafter Incurred) which is expressly subordinated in right of payment to the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee pursuant to a written agreement.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement or Commodity Agreement.

“Holder” means a Person in whose name a Note is registered on the Registrar’s books.

“Hydrocarbons” means oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all constituents, elements or compounds thereof and all products, by-products, and all other substances (whether or not hydrocarbon in nature) produced in connection therewith or refined, separated, settled or derived therefrom or the processing thereof.

“Incur” means issue, create, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) will be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary; and the terms “Incurred” and “Incurrence” have meanings correlative to the foregoing.

“Indebtedness” means, with respect to any Person on any date of determination (without duplication):

(1)           the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money;

(2)           the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)           the principal component of all obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments (including reimbursement obligations with respect thereto except to the extent such reimbursement obligation relates to a trade payable and such obligation is satisfied within 30 days of Incurrence and excluding obligations in respect of letters of credit securing obligations (other than the Indebtedness described in clauses (1), (2),

(4), (5), (7), (8) or (9) of this definition) entered into in the ordinary course of business to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, to the extent such drawing is reimbursed within 10 days following payment on the letter of credit);

(4)           the principal component of all obligations of such Person to pay the deferred and unpaid purchase price of property (except trade payables), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto;

(5)           Capitalized Lease Obligations and all Attributable Indebtedness of such Person;

(6)           the principal component or liquidation preference of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary that is not a Subsidiary Guarantor, any Preferred Stock (but excluding, in each case, any accrued dividends);

(7)           the principal component of all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness will be the lesser of (a) the fair market value of such asset at such date of determination and (b) the amount of such Indebtedness of such other Persons;

(8)           the principal component of Indebtedness of other Persons to the extent Guaranteed by such Person;

(9)           to the extent not otherwise included in this definition, net obligations of such Person under Hedging Obligations (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such obligation that would be payable by such Person at such time); and

(10)         to the extent not otherwise included in this definition, the amount of obligations outstanding under the legal documents entered into as part of a securitization transaction or series of transactions that would be characterized as principal if such transaction were structured as a secured lending transaction rather than as a purchase outstanding relating to a securitization transaction or series of transactions.

The amount of Indebtedness of any Person at any date will be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date. Notwithstanding the foregoing, the following shall not constitute “Indebtedness” (i) any obligation in respect of any Farm-In Agreement; and (ii) money borrowed and set aside at the time of the Incurrence of any Indebtedness in order to pre-fund the payment of interest on such Indebtedness, provided that such money is held to secure the payment of such interest.

In addition, “Indebtedness” of any Person shall include Indebtedness described in the preceding paragraph that would not appear as a liability on the balance sheet of such Person if:

(1)           such Indebtedness is the obligation of a partnership or joint venture that is not a Restricted Subsidiary (a “Joint Venture”);

(2)           such Person or a Restricted Subsidiary of such Person is a general partner of the Joint Venture (a “General Partner”); and

(3)           there is recourse, by contract or operation of law, with respect to the payment of such Indebtedness to property or assets of such Person or a Restricted Subsidiary of such Person; and then such Indebtedness shall be included in an amount not to exceed:

(a)           the lesser of (i) the net assets of the General Partner and (ii) the amount of such obligations to the extent that there is recourse, by contract or operation of law, to the property or assets of such Person or a Restricted Subsidiary of such Person; or

(b)           if less than the amount determined pursuant to clause (a) immediately above, the actual amount of such Indebtedness that is recourse to such Person or a Restricted Subsidiary of such Person, if the Indebtedness is evidenced by a writing and is for a determinable amount.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant to Persons engaged in the Oil and Gas Businesses of nationally recognized standing that is, in the good faith judgment of the Company, qualified to perform the task for which it has been engaged.

“Interest Rate Agreement” means, with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

“Investment” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of any direct or indirect advance, loan (other than advances or extensions of credit to customers in the ordinary course of business) or other extensions of credit (including by way of Guarantee or similar arrangement, but excluding any debt or extension of credit represented by a bank deposit other than a time deposit) or capital contribution to (by means of any transfer of cash or other property (valued at the fair market value thereof as of the date of transfer) to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such other Person and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that none of the following will be deemed to be an Investment:

(1)           Hedging Obligations entered into in the ordinary course of business and in compliance with the Indenture;

(2)           endorsements of negotiable instruments and documents in the ordinary course of business; and

(3)           an acquisition of assets, Capital Stock or other securities by the Company or a Subsidiary for consideration to the extent such consideration consists of Capital Stock of the Company (other than Disqualified Stock).

For purposes of Section 4.3,

(1)           “Investment” will include the portion (proportionate to the Company’s equity interest in a Restricted Subsidiary to be designated as an Unrestricted Subsidiary) of the fair market value of the net assets of such Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary, unless such Restricted Subsidiary, at the time of such designation, has total assets of $1,000 or less, in which case no Investment shall be deemed to occur as a result of such designation; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company will be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to (a) the Company’s “Investment” in such Subsidiary at the time of such redesignation less (b) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the fair market value of the net assets (as conclusively determined by the Board of Directors of the Company in good faith) of such Subsidiary at the time that such Subsidiary is so re-designated a Restricted Subsidiary;

(2)           any property transferred to or from an Unrestricted Subsidiary will be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Company;

(3)           if the Company or any Restricted Subsidiary sells or otherwise disposes of any Voting Stock of any Restricted Subsidiary such that, after giving effect to any such sale or disposition, such entity is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Capital Stock of such Subsidiary not sold or disposed of; and

(4)           the amount of any Investment shall not be adjusted for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

“Investment Grade Rating” means a rating equal to or higher than (1) Baa3 (or the equivalent) with a stable or better outlook by Moody’s Investors Service, Inc. and (2) BBB- (or the equivalent) with a stable or better outlook by Standard & Poor’s; or if either such entity ceases to rate Notes for reasons outside of the Company’s control, the equivalent investment grade rating from another nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company.

“Investment Grade Rating Event” means the first day on which the Notes have an Investment Grade Rating from both of the Rating Agencies, and no Default has occurred and is then continuing under the Indenture.

“Issue Date” means April 5, 2012.

“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Minority Interest” means the percentage interest represented by any shares of stock of any class of Capital Stock of a Restricted Subsidiary that are not owned by the Company or a Restricted Subsidiary.

“Net Available Cash” from an Asset Disposition means cash payments received by the Company or any Restricted Subsidiary of the Company (including, without limitation, any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and net proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other non-cash form) therefrom, in each case net of:

(1)           all legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expenses Incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP (after taking into account any available tax credits or deductions and any tax sharing agreements), as a consequence of such Asset Disposition;

(2)           all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition;

(3)           all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures or to holders of royalty or similar interests as a result of such Asset Disposition;

(4)           the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition; and

(5)           any portion of the purchase price from an Asset Disposition placed in escrow, whether as a reserve for adjustment of the purchase price, for satisfaction of indemnities in respect of such Asset Disposition or otherwise in connection with that Asset Disposition; provided, however, that upon the termination of that escrow, Net Available Cash will be increased by any portion of funds in the escrow that are released to the Company or any Restricted Subsidiary.

“Net Cash Proceeds” with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually Incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale (after taking into account any available tax credit or deductions and any tax sharing arrangements).

“Net Working Capital” means (a) all current assets of the Company and its Restricted Subsidiaries except current assets from Commodity Agreements, less (b) all current liabilities of the Company and its Restricted Subsidiaries, except current liabilities included in Indebtedness and any current liabilities from Commodity Agreements, in each case as set forth in the consolidated financial statements of the Company prepared in accordance with GAAP.

“Non-Guarantor Restricted Subsidiary” means any Restricted Subsidiary that is not a Subsidiary Guarantor.

“Non-Recourse Debt” means Indebtedness of a Person:

(1)           as to which neither the Company nor any Restricted Subsidiary (a) provides any Guarantee or credit support of any kind (including any undertaking, guarantee, indemnity,

agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor or otherwise);

(2)           no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default under such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity; and

(3)           the explicit terms of which provide there is no recourse against any of the assets of the Company or its Restricted Subsidiaries.

“Notes Custodian” means the custodian with respect to the Global Notes (as appointed by the Depositary), or any successor Person thereto, and shall initially be the Trustee.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer or the Secretary of the Company. Officer of any Subsidiary Guarantor has a correlative meaning.

“Officers’ Certificate” means a certificate signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company.

“Oil and Gas Business” means (a) the business of acquiring, exploring, exploiting, developing, producing, operating and disposing of interests in oil, gas, liquid natural gas and other Hydrocarbon properties and assets, (b) the business of gathering, marketing, treating, processing, storage, refining, selling and transporting of any production from such interests, properties or assets (or interests, properties or assets of others) and products produced in association therewith, (c) any power generation and electrical transmission business, directly or indirectly from oil, natural gas and Hydrocarbons produced substantially from properties in which the Company or its Restricted Subsidiaries, directly or indirectly, participate, (d) any business relating to oil field sales and services, (e) any business or activity relating to, arising from, or necessary, appropriate, incidental, ancillary or complementary to the activities described in the foregoing clauses (a) through (d) of this definition.

“Oil and Gas Properties” means all properties, including equity or other ownership interests therein, owned by such Person which contain “proved oil and gas reserves” as defined in Rule 4-10 of Regulation S-X of the Securities Act.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

“Pari Passu Indebtedness” means Indebtedness that ranks equally in right of payment to the Notes without regard to any collateral arrangements in connection with such Indebtedness.

“Permitted Business Investment” means any Investment and expenditure made in the ordinary course of the business of the Company or any Restricted Subsidiary or that is of a nature that is or shall have become customary in, the Oil and Gas Business including, without limitation, investments or expenditures for exploiting, exploring for, acquiring, developing, producing, processing, refining, gathering, marketing or transporting Hydrocarbons (including with respect to plugging and abandonment) through agreements, transactions, interests or arrangements which permit one to share or transfer risks or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of the Oil and Gas Business jointly with third parties, including, without limitation:

(1)           ownership interests in oil, gas or other Hydrocarbon or mineral properties and interests therein, liquid natural gas facilities, drilling operations, processing facilities, refineries, gathering systems, pipelines, storage facilities, related systems or facilities, ancillary real property interests, and interests therein;

(2)           Investments in the form of or pursuant to oil and/or gas leases, mineral leases, overriding royalty agreements, net profits agreements, production payment agreements, royalty trust agreements, incentive compensation programs on terms that are reasonably customary in the Oil and Gas Business for geologists, geophysicists and other providers of technical services to the Company or any Restricted Subsidiary, operating agreements, Farm-In Agreements, Farm-Out Agreements, division orders, participation agreements, master limited partnership agreements, limited liability company agreements, contracts for the sale, purchase, exchange, transportation, gathering, processing, marketing or storage of Hydrocarbons, communitizations, declarations, orders and agreements, production sales contracts, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or geophysical permits or agreements, development agreements, area of mutual interest agreements, unitization agreements, pooling agreements, joint bidding agreements, service contracts, joint venture agreements, partnership agreements (whether general or limited), subscription agreements, stock purchase agreements and other similar agreements (including for limited liability companies) with third parties, working interest, royalty interests and mineral leases, and other agreements which are customary in the Oil and Gas Business;

(3)           Investments of operating funds on behalf of co-owners of properties pursuant to operating agreements; and

(4)           direct or indirect ownership interests in drilling rigs and related equipment, including, without limitation, transportation equipment.

“Permitted Investment” means an Investment by the Company or any Restricted Subsidiary in or pursuant to:

(1)           the Company, a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is the Oil and Gas Business;

(2)           another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that such Person’s primary business is the Oil and Gas Business;

(3)           cash and Cash Equivalents;

(4)           receivables owing to the Company or any Restricted Subsidiary created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

(5)           payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(6)           relocation allowances for, and loans or advances to, employees, officers or directors of the Company or any Restricted Subsidiary in the ordinary course of business consistent with past practices in an aggregate amount not in excess of $2.0 million with respect to all loans or advances made since the Issue Date (without giving effect to the forgiveness of any such loan);

(7)           Capital Stock, obligations or securities received in settlement or compromise of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary, in settlement or compromise of litigation, arbitration or other disputes with Persons that are not Affiliates of the Company or any Restricted Subsidiary, in satisfaction of judgments or arbitration awards, or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of a debtor;

(8)           Investments made as a result of the receipt of non-cash consideration from an Asset Disposition that was made pursuant to and in compliance with Section 4.7 of this Supplemental Indenture or from a disposition of assets permitted under the Indenture and not constituting an Asset Disposition;

(9)           any Person to the extent such Investments consist of prepaid expenses, negotiable instruments held for collection on behalf of the Company or any Restricted Subsidiary and lease, utility and workers’ compensation, performance and other similar deposits made in the ordinary course of business by the Company or any Restricted Subsidiary;

(10)         Investments in existence on the Issue Date or made pursuant to agreements or commitments in effect on the Issue Date, and any amendment, modification, restatement, supplement, extension, renewal, refunding, replacement or refinancing, in whole or in part thereof;

(11)         Currency Agreements, Interest Rate Agreements, Commodity Agreements and related Hedging Obligations, which transactions or obligations are Incurred in compliance with Section 4.2 of this Supplemental Indenture;

(12)         Investments by the Company or any of its Restricted Subsidiaries, together with all other Investments pursuant to this clause (12) outstanding on the date such Investment is made, in an aggregate amount at the time of such Investment not to exceed the greater of (i) $35.0 million, and (ii) 1.0% of Adjusted Consolidated Net Tangible Assets (determined as of the date of the making of any such Investment), outstanding at any one time (with the fair market value of such Investment being measured at the time made and without giving effect to subsequent changes in value);

(13)         Guarantees issued in accordance with Section 4.2 of this Supplemental Indenture;

(14)         any Asset Swap; and

(15)         Investments in property, plant and equipment used in the ordinary course of business of the Company or any Restricted Subsidiary and Permitted Business Investments.

In order to be a Permitted Investment, an Investment need not be permitted solely by one subsection of this definition but may be permitted in part by one such subsection and in part by one or more other subsections of this definition.

“Permitted Liens” means, with respect to any Person:

(1)           Liens securing Indebtedness and other obligations under, and related Hedging Obligations and Liens on property and assets of Restricted Subsidiaries securing Guarantees of Indebtedness and other obligations of the Company under, any Credit Facility permitted to be Incurred under the Indenture under the provisions described in Section 4.2(b)(1) of this Supplemental Indenture;

(2)           pledges or deposits or other security made or provided by such Person under workers’ compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public, regulatory or statutory obligations of such Person or deposits of cash or Cash Equivalents to secure performance, surety, appeal or similar bonds to which such Person is a party, or deposits as security for contested taxes or import or customs duties or for the payment of rent, or any Lien securing letters of credit, bankers’ acceptances or completion guarantees described in Section 4.2(b)(8) of this Supplemental Indenture, in each case Incurred in the ordinary course of business;

(3)           Liens imposed by law, including, without limitation, carriers’, warehousemen’s, suppliers’, mechanics’, materialmen’s, repairmen’s and similar Liens arising in the ordinary course of business;

(4)           Liens for taxes, assessments or other governmental charges not yet subject to penalties for non-payment or which are being contested in good faith by appropriate negotiations or proceedings provided appropriate reserves required pursuant to GAAP have been made in respect thereof;

(5)           Liens in favor of issuers of surety or performance bonds or letters of credit or bankers’ acceptances issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness;

(6)           survey exceptions, encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines, gathering systems, pipelines and other similar purposes, or zoning, building codes, surface leases or surface access agreements and other similar rights in respect of surface operations, or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or liens incidental to the conduct of the business of such Person or to the ownership of its properties which do not in the aggregate materially impair the use of such properties in the operation of the business of such Person or the value of such property for the purpose of such business;

(7)           Liens securing Hedging Obligations that are Incurred in the ordinary course of business (and not for speculative purposes) so long as the related Indebtedness is, and is permitted under the Indenture to be, secured by a Lien;

(8)                                  leases, licenses, subleases and sublicenses of property and assets (including, without limitation, real property, personal property and intellectual property rights) which do not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

(9)                                  judgment Liens; provided that any such judgment Lien (i) has not and does not, together with other judgment Liens, give rise to an Event of Default and (ii) is adequately bonded (or any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor) and any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(10)                            Liens for the purpose of securing Indebtedness represented by Capitalized Lease Obligations, mortgage financings, purchase money obligations or other payments Incurred to finance all or any part of the purchase price or cost of construction or improvement of assets or property (other than Capital Stock or other Investments) acquired, constructed or improved in the ordinary course of business; provided that:

(a)                                  the aggregate principal amount of Indebtedness secured by such Liens is otherwise permitted to be Incurred under the Indenture and does not exceed the cost of the assets or property so acquired, constructed or improved; and

(b)                                 such Liens are created within 180 days of construction, acquisition or improvement of such assets or property and do not encumber any other assets or property of the Company or any Restricted Subsidiary other than such assets or property and assets affixed or appurtenant thereto;

(11)                            Liens arising solely by virtue of any statutory or common law provisions relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution; provided that:

(a)                                  such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the Federal Reserve Board; and

(b)                                 such deposit account is not intended by the Company or any Restricted Subsidiary to provide collateral to the depository institution;

(12)                            Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;

(13)                            Liens existing on the Issue Date (other than Liens permitted under clause (1) of this definition);

(14)                            Liens on property, assets or Capital Stock of a Person at the time such Person becomes a Restricted Subsidiary; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such other Person becoming a Restricted Subsidiary; provided further, however, that any such Lien may not extend to any other property or assets owned by the Company or any Restricted Subsidiary;

(15)                            Liens on property, assets or Capital Stock of a Person at the time the Company or a Restricted Subsidiary acquired the property, asset or Capital Stock, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such acquisition; provided further, however, that such Liens may not extend to any other property or asset owned by the Company or any Restricted Subsidiary;

(16)                            Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Company or a Wholly Owned Subsidiary;

(17)                            Liens securing the Notes issued on the Issue Date and the Subsidiary Guarantees thereof;

(18)                            Liens securing Refinancing Indebtedness Incurred to refinance, refund, replace, amend, extend or modify, as a whole or in part, Indebtedness that was previously so secured pursuant to clauses (10), (13), (14), (15), (17) and (18) of this definition, provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced, refunded, replaced, amended, extended or modified or is in respect of any Capital Stock, property or asset that is the security for a Permitted Lien hereunder;

(19)                            any interest or title of a lessor under any Capitalized Lease Obligation or operating lease;

(20)                            Liens under industrial revenue, municipal or similar bonds;

(21)                            Liens in respect of Production Payments and Reserve Sales, which Liens shall be limited to the property or interest that is the subject of such Production Payments and Reserve Sales;

(22)                            Liens arising under or in connection with oil and/or gas leases, mineral leases, overriding royalty agreements, net profits agreements, production payment agreements, royalty trust agreements, incentive compensation programs on terms that are reasonably customary in the Oil and Gas Business for geologists, geophysicists and other providers of technical services to the Company or any Restricted Subsidiary, Farm-Out Agreements, Farm-In Agreements, division orders, participation agreements, partnership agreements (general and limited), master limited partnership agreements, limited liability company agreements, joint venture agreements, contracts for the sale, purchase, exchange, transportation, gathering, processing, marketing or storage of Hydrocarbons, unitizations, communitizations, and pooling designations, declarations, orders and agreements, development agreements, operating agreements, production sales contracts, area of mutual interest agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or geophysical permits or agreements, and other agreements which are customary in the Oil and Gas Business; provided, however, in all instances that such Liens are limited to the property or assets that are the subject of the relevant agreement, program, designation, declaration, order or contract;

(23)                            Liens on pipelines or pipeline facilities that arise by operation of law;

(24)                            Liens on funds held in trust for or on behalf of third parties;

(25)                            Liens in respect of rights of netting, offset and setoff Incurred in the ordinary course of business;

(26)                            deposits, escrows or pledges to secure obligations under purchase and sale agreements and Liens arising under contracts for the sale, purchase or exchange of any Capital Stock, property or asset pending the closing of such transaction;

(27)                            Liens in respect of the financing of insurance premiums and deposits as security for the payment of insurance-related obligations (including, without limitation, in respect of deductibles, self-insured retention amounts and premiums and adjustments thereto);

(28)                            conditional sale, title retention, consignment or similar arrangements for the sale of goods or services entered into in the ordinary course of business;

(29)                            Liens on property of an Unrestricted Subsidiary at the time that it is designated as a Restricted Subsidiary pursuant to the definition of “Unrestricted Subsidiary;” provided that such Liens were not incurred in connection with, or contemplation of, such designation;

(30)                            encumbrances and restrictions permitted to exist pursuant to Section 4.6 of this Supplemental Indenture; and

(31)                            Liens securing Indebtedness (other than Subordinated Obligations and Guarantor Subordinated Obligations) in an aggregate principal amount at any time outstanding not to exceed $35.0 million.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock,” as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“Production Payments and Reserve Sales” means the grant or transfer by the Company or a Restricted Subsidiary to any Person of a royalty, overriding royalty, revenue interest, net revenue interest, net profits interest, reversionary interest, production payment (including, without limitation, Volumetric Production Payments and Dollar-Denominated Production Payments), partnership or other interest in oil and gas properties, reserves or the right to receive all or a portion of the production or the proceeds from the sale of production attributable to such properties where the holder of such interest has recourse solely to such production or proceeds of production, subject to the obligation of the grantor or transferor to operate and maintain, or cause the subject interests to be operated and maintained in a reasonably prudent manner or other customary standard or subject to the obligation of the grantor or transferor to indemnify for environmental, title or other matters customary in the Oil and Gas Business, including, without limitation, any such grants or transfers pursuant to incentive compensation programs on terms that are reasonably customary in the Oil and Gas Business for geologists, geophysicists or other providers of technical services to the Company or a Restricted Subsidiary.

“Rating Agencies” means Standard & Poor’s and Moody’s Investors Service, Inc. or if Standard & Poor’s or Moody’s Investors Service, Inc. or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company (as evidenced by a resolution of the Board of Directors) which shall be substituted for Standard & Poor’s or Moody’s Investors Service, Inc. or both, as the case may be.

“Receivable” means a right to receive payment arising from a sale or lease of goods or the performance of services by a Person pursuant to an arrangement with another Person pursuant to which such other Person is obligated to pay for goods or services under terms that permit the purchase of such goods and services on credit and shall include, in any event, any items of property that would be classified as an “account,” “chattel paper,” “payment intangible” or “instrument” under the Uniform Commercial Code as in effect in the State of New York and any “supporting obligations” as so defined.

“Receivables Fees” means any fees or interest paid to purchasers or lenders providing the financing in connection with a securitization transaction, factoring agreement or other similar agreement, including, without limitation, any such amounts paid by discounting the face amount of Receivables or participations therein transferred in connection with a securitization transaction, factoring agreement or other similar arrangement, regardless of whether any such transaction is structured as on-balance sheet or off-balance sheet or through a Restricted Subsidiary or an Unrestricted Subsidiary.

“Refinancing Indebtedness” means Indebtedness that is Incurred to refund, refinance, replace, exchange, renew, prepay, purchase, redeem, retire, repay or extend (including, without limitation, pursuant to any defeasance or discharge mechanism) (collectively, “refinance,” “refinances” and “refinanced” shall each have a correlative meaning) any Indebtedness existing on the Issue Date or Incurred in compliance with the Indenture (including, without limitation, Indebtedness of the Company that refinances Indebtedness of any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary) including, without limitation, Indebtedness that refinances Refinancing Indebtedness, provided, however, that:

(1)                                  (a) if the Stated Maturity of the Indebtedness being refinanced is earlier than the Stated Maturity of the Notes, the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being refinanced or (b) if the Stated Maturity of the Indebtedness being refinanced is later than the Stated Maturity of the Notes, the Refinancing Indebtedness has a Stated Maturity at least 91 days later than the Stated Maturity of the Notes;

(2)                                  the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced;

(3)                                  such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding or committed of the Indebtedness being refinanced (plus, without duplication, any additional Indebtedness Incurred to pay accrued interest and fees and expenses Incurred in connection therewith, including, without limitation, any premium and defeasance costs); and

(4)                                  if the Indebtedness being refinanced is subordinated in right of payment to the Notes or the Subsidiary Guarantee, such Refinancing Indebtedness is subordinated in right of payment to the Notes or the Subsidiary Guarantee on terms that, in the good faith reasonable determination of the Company or the applicable Restricted Subsidiary, are at least as favorable to the holders as those contained in the documentation governing the Indebtedness being refinanced.

“Responsible Officer” shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of the Indenture.

“Restricted Investment” means any Investment other than a Permitted Investment.

“Restricted Subsidiary” means any Subsidiary of the Company other than an Unrestricted Subsidiary.

“Sale/Leaseback Transaction” means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person within 90 days after the date of the transfer to such Person.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Senior Credit Agreement” means the Credit Agreement dated as of July 14, 2011 among the Company, the lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as an LC Issuer and as Administrative Agent, Wells Fargo Bank, N.A. and Deutsche Bank Securities Inc., as Co-Syndication Agents, and Union Bank, N.A. and BBVA Compass Bank, as Co-Documentation Agents, including, without limitation, any related notes, guarantees, collateral documents, instruments and agreements entered into in connection therewith, in each case, as the same may be amended, restated, modified, renewed, restructured, supplemented, extended, substituted, refunded, replaced or refinanced in whole or in part from time to time (including, without limitation, increasing the amount loaned thereunder, provided that such additional Indebtedness is Incurred in accordance with Section 4.2 of this Supplemental Indenture, extending the maturity of any Indebtedness Incurred thereunder or contemplated thereby or deleting, adding or substituting one or more parties thereto (whether or not such added or substituted parties are banks or other institutional lenders)); provided that a Senior Credit Agreement shall not (1) include Indebtedness issued, created or Incurred pursuant to a registered offering of securities under the Securities Act or a private placement of securities (including under Rule 144A or Regulation S) pursuant to an exemption from the registration requirements of the Securities Act or (2) relate to Indebtedness that does not consist exclusively of Pari Passu Indebtedness or Guarantor Pari Passu Indebtedness.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

“Standard & Poor’s” means Standard & Poor’s, a division of the McGraw-Hill Companies, Inc.

“Stated Maturity” means, with respect to any security or Indebtedness, the date specified in such security or Indebtedness as the fixed date on which the payment of principal of such security or Indebtedness is due and payable, including, without limitation, pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

“Subordinated Obligation” means any Indebtedness of the Company (whether outstanding on the Issue Date or thereafter Incurred) which is subordinated or junior in right of payment to the Notes pursuant to a written agreement.

“Subsidiary” of any Person means (a) any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total ordinary voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof (or persons performing similar functions) or (b) any partnership, joint venture, limited liability company or similar entity of which more than 50% of the capital accounts, distribution rights, total equity and voting interests or general partnership interests of a general partnership or general and limited partnership interests, taken together, of a limited partnership, as applicable, is, in the case of clauses (a) and (b), at the time owned or controlled, directly or indirectly, by (1) such Person, (2) such Person and one or more Subsidiaries of such Person or (3) one or more Subsidiaries of such Person. Unless otherwise specified herein, each reference to a Subsidiary will refer to a Subsidiary of the Company.

“Subsidiary Guarantee” means, individually, any Guarantee of payment of the Notes by a Subsidiary Guarantor pursuant to the terms of this Supplemental Indenture and any other supplemental indenture to the Indenture, and, collectively, all such Guarantees. Each such Subsidiary Guarantee shall be executed and delivered pursuant to the terms of the Indenture and any supplemental indenture (including pursuant to a supplemental indenture substantially in the form of Exhibit B).

“Subsidiary Guarantor” means each Restricted Subsidiary (other than a Foreign Subsidiary) in existence on the Issue Date that provides a Subsidiary Guarantee on the Issue Date and any other Restricted Subsidiary (other than a Foreign Subsidiary) that provides a Subsidiary Guarantee in accordance with this Supplemental Indenture; provided that upon release or discharge of any such Restricted Subsidiary from its Subsidiary Guarantee in accordance with this Supplemental Indenture, such Restricted Subsidiary shall cease to be a Subsidiary Guarantor.

“Trustee” means the party named as such in this Supplemental Indenture until a successor replaces it and, thereafter, means such successor.

“Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time.

“Unrestricted Subsidiary” means:

(1)                                  any Subsidiary of the Company which at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company in the manner provided below; and

(2)                                  any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of the Company may designate any Subsidiary of the Company (including, without limitation, any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger or consolidation or Investment therein) to be an Unrestricted Subsidiary only if on the date such Subsidiary is designated an Unrestricted Subsidiary:

(1)                                  such Subsidiary or any of its Subsidiaries does not own any Capital Stock or Indebtedness of or have any Investment in, or own or hold any Lien on any property of, any other Subsidiary of the Company which is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary or simultaneously being designated an Unrestricted Subsidiary;

(2)                                  all the Indebtedness of such Subsidiary and its Subsidiaries shall, at the date of designation, and will at all times thereafter, consist of Non-Recourse Debt;

(3)                                  such designation and the Investment of the Company in such Subsidiary complies with Section 4.3 of this Supplemental Indenture;

(4)                                  such Subsidiary, either alone or in the aggregate with all other Unrestricted Subsidiaries, does not operate, directly or indirectly, all or substantially all of the business of the Company and its Subsidiaries;

(5)                                  such Subsidiary is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation:

(a)                                  to subscribe for additional Capital Stock of such Person; or

(b)                                 to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(6)                                  such Subsidiary is not a party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary with terms materially less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable transaction at the time of such transaction in arm’s-length dealings with a Person who is not an Affiliate of the Company.

Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a resolution of the Board of Directors of the Company giving effect to such designation and an Officers’ Certificate certifying that such designation complies with the foregoing conditions. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be Incurred as of such date.

The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and the Company could Incur at least $1.00 of additional Indebtedness pursuant to Section 4.2(a) of this Supplemental Indenture on a pro forma basis taking into account such designation.

“U.S. Government Obligations” means securities that are (a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depositary receipt.

“Volumetric Production Payments” means production payment obligations recorded as deferred revenue in accordance with GAAP, together with all undertakings and obligations in connection therewith.

“Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled to vote in the election of directors, managers or trustees, as applicable.

“Wholly Owned Subsidiary” means a Restricted Subsidiary, all of the Capital Stock of which (other than directors’ qualifying shares) is owned by the Company or one or more other Wholly Owned Subsidiaries.

In addition to the terms defined above, the following terms are defined in this Supplemental Indenture where indicated below:

Term	Defined in Section
“Additional Notes”	1.3(a)
“Affiliate Transaction”	4.8(a)
“Agent Members”	1.3(c)(iii)
“Asset Disposition Offer”	4.7(b)
“Asset Disposition Offer Amount”	4.7(c)
“Asset Disposition Offer Period”	4.7(c)
“Asset Disposition Purchase Date”	4.7(c)
“Change of Control Offer”	4.9(b)
“Change of Control Payment”	4.9(b)(1)
“Change of Control Payment Date”	4.9(b)(2)
“Company”	Introductory paragraph
“Covenant Defeasance”	7.3(a)
“cross acceleration provision”	6.1(a)(6)(b)
“Eliminated Covenants”	4.1(a)
“Event of Default”	6.1(a)
“Excess Proceeds”	4.7(b)
“Global Note”	1.3(a)
“Initial Notes”	Recitals
“judgment default provision”	6.1(a)(9)
“legal defeasance”	7.2(a)
“Notes”	Recitals
“Obligations”	9.1
“Pari Passu Notes”	4.7(b)
“payment default”	6.1(6)
“Restricted Payment”	4.3(a)(4)
“Successor Company”	5.1(a)(i)

ARTICLE III

REDEMPTION

SECTION 3.1.                                               Optional Redemption.  Except as described in clauses (a) and (b) below, the Notes are not redeemable until May 1, 2017.

(a)                                  At any time prior to May 1, 2017, the Company may redeem, in whole but not in part the Notes, at the option of the Company upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each Holder of Notes at its registered address, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

“Applicable Premium” means, with respect to a Note on any date of redemption prior to May 1, 2017 the greater of (1) 1.0% of the principal amount of such Note and (2) the excess of (a) the present value at such time of (i) the redemption price of such Note on May 1, 2017 (such redemption price being described under Section 3.1(c)) plus (ii) all required interest payments due on such Note through May 1, 2017 (but excluding accrued and unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (b) the then-outstanding principal amount of such Note.

“Treasury Rate” means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to May 1, 2017; provided, however, that if the period from the redemption date to May 1, 2017 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to May 1, 2017 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

(b)                                 Prior to May 1, 2015, the Company may on any one or more occasions redeem up to 35% of the original principal amount of the Notes (calculated after giving effect to any issuance of Additional Notes) with the Net Cash Proceeds of one or more Equity Offerings at a redemption price of 105.875% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided that

(1)                                  at least 65% of the original principal amount of the Notes (calculated after giving effect to any issuance of Additional Notes) remains outstanding immediately after each such redemption; and

(2)                                  the redemption occurs within 60 days after the closing of such Equity Offering.

(c)                                  On and after May 1, 2017, the Company may redeem all or, from time to time, a part of the Notes upon not less than 30 nor more than 60 days’ notice, at the following redemption prices (expressed as a percentage of principal amount) plus accrued and unpaid interest on the Notes, if any, to the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period beginning on May 1 of the years indicated below:

Year	Percentage
2017	102.938%
2018	101.958%
2019	100.979%
2020 and thereafter	100.000%

SECTION 3.2.                                               Sinking Fund; Mandatory Redemption.  The Company is not required to make mandatory redemption payments or sinking fund payments with respect to the Notes. Accordingly, Article 12 of the Base Indenture shall not apply to the Notes.

SECTION 3.3.                                               Selection by Trustee of Notes to Be Redeemed.  Solely with respect to the Notes, Section 3.2 of the Base Indenture is hereby amended and restated as follows:

“If less than all the Notes are to be redeemed at any time pursuant to an optional redemption, the particular Notes to be redeemed shall be selected not more than 60 days prior to the applicable redemption date by the Trustee, from the outstanding Notes not previously called for redemption, in compliance with the requirements of the principal national securities exchange, if any, on which such Notes are listed, or, if such Notes are not so listed, on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem fair and appropriate (and in such manner as complies with applicable legal requirements), and which may provide for the selection for redemption of portions of the principal of the Notes (equal to $2,000 or in an integral multiple of $1,000 in excess thereof); provided, however, no Notes of $2,000 in principal amount or less shall be redeemed in part.  If any Note is to be redeemed in part only, the notice of redemption relating to such Note will state the portion of the principal amount thereof to be redeemed.

The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the method it has chosen for the selection of Notes and the principal amount thereof to be redeemed.

For all purposes of the Indenture, unless the context otherwise requires, all provisions relating to redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal amount of such Note which has been or is to be redeemed.”

SECTION 3.4.                                               Notice of Redemption.  Section 3.3 of the Base Indenture is hereby amended by adding the following three clauses before clause (h) thereto and clause (h) and (i) shall be renumbered as (k) and (l), respectively:

“(h)                           in case any Note is to be redeemed in part only, the notice which relates to such Note shall state that on and after the specified redemption date, upon surrender of such Note, the Holder shall receive, without charge, a new Note or Notes of authorized denominations for the principal amount thereof remaining unredeemed;

(i)                                     the place or places where such Notes are to be surrendered for payment of the redemption price and accrued interest, if any;

(j)                                     the paragraph of the Notes pursuant to which the Notes are to be redeemed;”

SECTION 3.5.                                               Notes Payable on Redemption Date.  Notice of redemption having been given as aforesaid, the Notes or portions of Notes so to be redeemed shall, on the applicable redemption date, become due and payable at the redemption price therein specified (together with accrued interest, if any, to such redemption date), and from and after such date (unless the Company shall default in the payment of the redemption price and accrued interest) such Notes shall cease to bear interest.  Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Company at the redemption price, together with accrued interest, if any, to the applicable redemption date (subject to the rights of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the applicable redemption date at the rate borne by the Notes.

ARTICLE IV

COVENANTS

SECTION 4.1.                                               Limitation of Applicability of Certain Covenants of Notes Rated Investment Grade.

(a)                                  From and after the occurrence of an Investment Grade Rating Event, the Company and its Restricted Subsidiaries will no longer be subject to the provisions of Sections 4.2, 4.3, 4.6, 4.7, 4.8, 4.10 and 5.1(a)(3) of this Supplemental Indenture (collectively, the “Eliminated Covenants”), even if the Notes subsequently cease to have Investment Grade Ratings.

(b)                                 After the foregoing covenants have been terminated, (i) the Board of Directors of the Company may not designate any of the Company’s Subsidiaries as Unrestricted Subsidiaries pursuant to the Indenture and (ii) the Company and its Restricted Subsidiaries shall become subject to Section 4.5 of this Supplemental Indenture.

SECTION 4.2.                                               Limitation on Indebtedness.

(a)                                  The Company will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (including, without limitation, Acquired Indebtedness); provided, however, that any of the Company and the Subsidiary Guarantors may Incur Indebtedness if on the date thereof and after giving effect thereto on a pro forma basis:

(1)                                  the Consolidated Coverage Ratio for the Company and its Restricted Subsidiaries is at least 2.25 to 1.00; and

(2)                                  no Default or Event of Default will have occurred or be continuing or would occur as a consequence of Incurring the Indebtedness or transactions relating to such Incurrence.

(b)                                 The provisions of Section 4.2(a) of this Supplemental Indenture will not prohibit the Incurrence of the following Indebtedness:

(1)                                  Indebtedness of any of the Company and the Subsidiary Guarantors at any time outstanding pursuant to a Credit Facility in an aggregate principal amount up to the greater of (a) $1.4 billion and (b) 30% of Adjusted Consolidated Net Tangible Assets determined as of the date of the Incurrence of such Indebtedness;

(2)                                  Guarantees by (a) any of the Company and the Subsidiary Guarantors of Indebtedness Incurred by the Company or any Subsidiary Guarantor in accordance with the provisions of this Supplemental Indenture; provided that in the event such Indebtedness that is being Guaranteed is a Subordinated Obligation or a Guarantor Subordinated Obligation, then the related Guarantee shall be subordinated in right of payment to the Notes or the Subsidiary Guarantee, as the case may be, and (b) Non-Guarantor Restricted Subsidiaries of Indebtedness Incurred by Non-Guarantor Restricted Subsidiaries in accordance with the provisions of this Supplemental Indenture;

(3)                                  Indebtedness of the Company owing to and held by any Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owing to and held by the Company or any other Restricted Subsidiary; provided, however,

(a)                                  if the Company is the obligor on such Indebtedness and such Indebtedness is owing to and held by a Restricted Subsidiary that is not a Subsidiary Guarantor, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Notes;

(b)                                 if a Subsidiary Guarantor is the obligor on such Indebtedness and the Company or a Subsidiary Guarantor is not the obligee, such Indebtedness is subordinated in right of payment to the Subsidiary Guarantees of such Subsidiary Guarantor; and

(c)                                  (i)  any subsequent issuance or transfer of Capital Stock or any other event which results in any such Indebtedness being beneficially held by a Person other than the Company or a Restricted Subsidiary of the Company; and

(ii)                                  any sale or other transfer of any such Indebtedness to a Person other than the Company or a Restricted Subsidiary of the Company;

shall be deemed, in each case, to constitute an Incurrence of such Indebtedness by the Company or such Subsidiary, as the case may be;

(4)                                  Indebtedness represented by (a) the Notes issued on the Issue Date and the Subsidiary Guarantees thereof, (b) any Indebtedness (other than the Indebtedness described in Sections 4.2(b)(1), (2), (3), (4)(a), (6), (8), (9), (10) and (11) of this Supplemental Indenture) outstanding on the Issue Date and (c) any Refinancing Indebtedness Incurred in respect of any Indebtedness described in Section 4.2(b)(4) or Section 4.2(b)(5) or pursuant to Section 4.2(a);

(5)                                  Indebtedness of a Restricted Subsidiary Incurred and outstanding on the date on which such Restricted Subsidiary was acquired by, or merged into, the Company or any Restricted Subsidiary (other than Indebtedness Incurred (a) to provide all or any portion of the funds utilized to consummate the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was otherwise acquired by the Company or (b) otherwise in connection with, or in contemplation of, such acquisition); provided, however, that at the time such Restricted Subsidiary is acquired by the Company, (i) the Company would have been able to Incur $1.00 of additional Indebtedness pursuant to Section 4.2(a) after giving effect to the Incurrence of such Indebtedness pursuant to this clause (5) or (ii) the Consolidated Coverage Ratio of the Company and its Restricted Subsidiaries would be greater than such ratio immediately prior to such acquisition or merger;

(6)                                  Indebtedness under Hedging Obligations that are Incurred in the ordinary course of business (and not for speculative purposes) (a) for the purpose of fixing or hedging interest rate risk with respect to any Indebtedness Incurred in accordance with the Indenture; (b) for the purpose of fixing or hedging currency exchange rate risk with respect to any currency exchanges; or (c) for the purpose of fixing or hedging commodity price risk with respect to any commodities;

(7)                                  the Incurrence by any of the Company and the Restricted Subsidiaries of Indebtedness represented by Capitalized Lease Obligations, mortgage financings, purchase money obligations or other payments, in each case Incurred to finance all or any part of the purchase price or cost of acquisition, construction, improvement or development of assets or property (other than Capital Stock or other Investments) acquired, constructed, improved or developed in the ordinary course of business of the Company or such Restricted Subsidiary, and Attributable Indebtedness, in an aggregate principal amount, including all Refinancing Indebtedness Incurred to refund, defease, renew, extend, refinance or replace any Indebtedness Incurred pursuant to this clause (7), not to exceed $35.0 million at any time outstanding;

(8)                                  Indebtedness Incurred in respect of workers’ compensation claims, self-insurance obligations, bid, performance, surety, appeal and similar bonds, bankers’ acceptances, completion guarantees, and similar instruments provided by the Company or a Restricted Subsidiary in the ordinary course of business;

(9)                                  Indebtedness arising from agreements of any of the Company and the Restricted Subsidiaries providing for indemnification, adjustment of purchase price or similar obligations, earn-outs or similar obligations, in each case, Incurred or assumed in connection with the disposition of any business, properties or assets of the Company or any Restricted Subsidiary or Capital Stock of a Restricted Subsidiary, provided that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Company and its Restricted Subsidiaries in connection with such disposition;

(10)                            Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, provided, however, that such Indebtedness is extinguished within five business days of Incurrence;

(11)                            Indebtedness relating to Hydrocarbon balancing positions arising in the ordinary course of business;

(12)                            Indebtedness of any of the Company and the Restricted Subsidiaries to the extent the net proceeds thereof are promptly (a) used to redeem all of the Notes or (b) deposited to defease or satisfy the Notes pursuant to Article VII; and

(13)                            in addition to the items referred to in clauses (1) through (12) above, Indebtedness of any of the Company and the Restricted Subsidiaries in an aggregate outstanding principal amount (or accreted value, as the case may be) which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause (13) and then outstanding, will not exceed $75.0 million at any time outstanding.

The Company will not Incur any Indebtedness under this Section 4.2(b) if the proceeds thereof are used, directly or indirectly, to refinance any Subordinated Obligations of the Company unless such Indebtedness will be subordinated to the Notes to at least the same extent as such Subordinated Obligations. No Subsidiary Guarantor will Incur any Indebtedness under this Section 4.2(b) if the proceeds thereof are used, directly or indirectly, to refinance any Guarantor Subordinated Obligations of such Subsidiary Guarantor unless such Indebtedness will be subordinated to the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee to at least the same extent as such Guarantor Subordinated Obligations. No Restricted Subsidiary (other than a Subsidiary Guarantor) may Incur any Indebtedness if the proceeds are used to refinance Indebtedness of the Company or a Subsidiary Guarantor.

(c)                                  For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness Incurred pursuant to and in compliance with, this Section 4.2:

(1)                                  subject to clause (2) below, in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in Sections 4.2(a) and 4.2(b), the Company, in its sole discretion, will classify or reclassify such item of Indebtedness in any manner that complies with this Section 4.2 and only be required to include the amount and type of such Indebtedness in one of such clauses or paragraphs;

(2)                                  all Indebtedness outstanding on the Issue Date and thereafter Incurred under the Senior Credit Agreement (for the avoidance of doubt, including as such Senior Credit Agreement may be amended, restated, modified, renewed, restructured, supplemented, extended, substituted, refunded, replaced or refinanced in whole or in part from time to time as described in the definition thereof), and all Indebtedness (or portion thereof) Incurred under Section 4.2(b)(1), shall be deemed Incurred under Section 4.2(b)(1) and not Section 4.2(a) or Section 4.2(b)(4) and may not later be reclassified;

(3)                                  Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness which is otherwise included in the determination of a particular amount of Indebtedness shall not be included;

(4)                                  if obligations in respect of letters of credit are Incurred pursuant to a Credit Facility and are being treated as Incurred pursuant to Section 4.2(b)(1) and the letters of credit relate to other Indebtedness, then such other Indebtedness shall not be included;

(5)                                  the principal amount of any Disqualified Stock of the Company or a Restricted Subsidiary, or Preferred Stock of a Restricted Subsidiary that is not a Subsidiary Guarantor, will be equal to the greater of the maximum mandatory redemption or repurchase price (not including, in either case, any redemption or repurchase premium) or the liquidation preference thereof;

(6)                                  Indebtedness permitted by this Section 4.2 need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this Section 4.2 permitting such Indebtedness;

(7)                                  the principal amount of any Indebtedness outstanding in connection with a securitization transaction or series of transactions is the amount of obligations outstanding under the legal documents entered into as part of such transaction that would be characterized as principal if such transaction were structured as a secured lending transaction rather than as a purchase relating to such transaction; and

(8)                                  the amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with GAAP.

Accrual of interest, accrual of dividends, the accretion of accreted value, the payment of interest in the form of additional Indebtedness and the payment of dividends in the form of additional shares of Preferred Stock or Disqualified Stock will not be deemed to be an Incurrence of Indebtedness for purposes of this Section 4.2. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof in the case of any Indebtedness issued with original issue discount and (ii) the principal amount or liquidation preference thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

In addition, the Company will not permit any of its Unrestricted Subsidiaries to Incur any Indebtedness or issue any shares of Disqualified Stock, other than Non-Recourse Debt. If at any time an Unrestricted Subsidiary becomes a Restricted Subsidiary, any Indebtedness of such Subsidiary shall be deemed to be Incurred by a Restricted Subsidiary as of such date (and, if such Indebtedness is not permitted to be Incurred as of such date under this Section 4.2, the Company shall be in Default of this Section 4.2).

For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-dominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-dominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced, plus, without duplication, any additional Indebtedness Incurred to pay interest or premiums required by the instruments governing the Indebtedness being refinanced and fees and expenses Incurred in connection therewith. Notwithstanding any other provision of this Section 4.2, the maximum amount of Indebtedness that the Company may Incur pursuant to this Section 4.2 shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

SECTION 4.3.                                               Limitation on Restricted Payments.

(a)                                  The Company will not, and will not permit any of its Restricted Subsidiaries, directly or indirectly, to:

(1)                                  declare or pay any dividend or make any distribution (whether made in cash, securities or other property) on or in respect of its Capital Stock (including, without limitation, any payment thereof in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) except:

(a)                                  dividends or distributions payable in Capital Stock of the Company (other than Disqualified Stock) or in options, warrants or other rights to purchase such Capital Stock of the Company; and

(b)                                 dividends or distributions payable to the Company or another Restricted Subsidiary (and if such Restricted Subsidiary is not a Wholly Owned Subsidiary, to its other holders of the applicable class or classes of Capital Stock on a pro rata basis);

(2)                                  purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company or any direct or indirect parent of the Company held by Persons other than the Company or a Restricted Subsidiary (other than in exchange for Capital Stock of the Company (other than Disqualified Stock));

(3)                                  purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations or Guarantor Subordinated Obligations (other than (a) Indebtedness of the Company owing to and held by any Subsidiary Guarantor or Indebtedness of a Subsidiary Guarantor owing to and held by the Company or any other Subsidiary Guarantor permitted pursuant to Section 4.2(b)(3) or (b) the purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations or Guarantor Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase, redemption, defeasance or other acquisition or retirement); or

(4)                                  make any Restricted Investment in any Person;

(any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Restricted Investment referred to in clauses (1) through (4) shall be referred to herein as a “Restricted Payment”), if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

(a)                                  a Default shall have occurred and be continuing (or would result therefrom); or

(b)                                 the Company is not able to Incur $1.00 of additional Indebtedness pursuant to Section 4.2(a) of this Supplemental Indenture after giving effect, on a pro forma basis, to such Restricted Payment; or

(c)                                  the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made subsequent to the Issue Date would exceed the sum of:

(i)                                     50% of Consolidated Net Income for the period (treated as one accounting period) from the beginning of the fiscal quarter in which the Issue Date occurs to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment for which financial statements are in existence (or, in case such Consolidated Net Income is a deficit, minus 100% of such deficit);

(ii)                                  100% of the aggregate Net Cash Proceeds, or the fair market value of property other than cash, received by the Company from the issue or sale of its Capital Stock (other than Disqualified Stock) or other capital contributions subsequent to the Issue Date (other than Net Cash Proceeds or property received from an issuance or sale of such Capital Stock to a Subsidiary of the Company or an employee stock ownership plan, option plan or similar trust to the extent such sale to an employee stock ownership plan, option plan or similar trust is financed by loans from or Guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination) excluding in any event Net Cash Proceeds received by the Company from the issue and sale of its Capital Stock or capital contributions to the extent applied to redeem Notes in compliance with the provisions set forth under Section 3.1(b) of this Supplemental Indenture;

(iii)                               the amount by which Indebtedness of the Company or its Restricted Subsidiaries is reduced on the Company’s consolidated balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Issue Date of any Indebtedness of the Company or its Restricted Subsidiaries convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or the fair market value of any other property, distributed by the Company upon such conversion or exchange);

(iv)                              the amount equal to the net reduction in Restricted Investments made by the Company or any of its Restricted Subsidiaries in any Person resulting from:

(A)                              repurchases, repayments or redemptions of such Restricted Investments by such Person, proceeds realized upon the sale of such Restricted Investment to an unaffiliated purchaser, repayments of loans or advances or other transfers of cash or assets (including, without limitation, by way of dividend or distribution) by such Person to the Company or any Restricted Subsidiary (other than for reimbursement of tax payments); or

(B)                                the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of “Investment”) not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary, which amount in each case under this clause (iv) was included in the calculation of the amount of Restricted Payments; provided, however, that no amount will be included under this clause (iv) to the extent it is already included in Consolidated Net Income; and

(v)                                 any amount that previously qualified as a Restricted Payment on account of any Guarantee entered into by the Company or any Restricted Subsidiary; provided, that the obligation arising under such Guarantee no longer exists (and excluding any amount actually paid by the Company or any Restricted Subsidiary to satisfy its obligations under such Guarantee); and

(b)                                 The provisions of Section 4.3(a) will not prohibit:

(1)                                  any Restricted Payment (other than a Restricted Payment described in clause (1) of the definition of “Restricted Payment”) made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary or an employee stock ownership plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or Guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination); provided, however, that the amount of such Restricted Payments will be excluded in subsequent calculations of the amount of Restricted Payments; provided, further, that the Net Cash Proceeds or property other than cash received from such sale of Capital Stock to the extent such proceeds are used to make such Restricted Payments will be excluded from Section 4.3(a)(4)(c)(ii);

(2)                                  any principal payment on, purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations of the Company or Guarantor Subordinated Obligations of any Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Obligations of the Company or any principal payment on, purchase, repurchase, redemption, defeasance or other acquisition or retirement of Guarantor Subordinated Obligations made by exchange for or out of the proceeds of the substantially concurrent sale of Guarantor Subordinated Obligations that, in each case, is permitted to be Incurred pursuant to Section 4.2 of this Supplemental Indenture and that in each case constitutes Refinancing Indebtedness; provided, however, that the amount of such Restricted Payments will be excluded in subsequent calculations of the amount of Restricted Payments;

(3)                                  any principal payment on, purchase, repurchase, redemption, defeasance or other acquisition or retirement of Disqualified Stock of the Company or a Restricted Subsidiary made by exchange for or out of the proceeds of the substantially concurrent sale of Disqualified Stock of the Company or such Restricted Subsidiary, as the case may be, that, in each case, is permitted to be Incurred pursuant to Section 4.2 of this Supplemental Indenture and that in each case constitutes Refinancing Indebtedness; provided, however, that the amount of such Restricted Payments will be excluded in subsequent calculations of the amount of Restricted Payments;

(4)                                  so long as no Default or Event of Default has occurred and is continuing, any purchase or redemption of Subordinated Obligations or Guarantor Subordinated Obligations of a Subsidiary Guarantor from Net Available Cash to the extent permitted pursuant to Section 4.7; provided, however, that the amount of such Restricted Payments will be excluded in subsequent calculations of the amount of Restricted Payments;

(5)                                  the payment of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or redemption payment would have complied with this provision; provided, however, that the amount of such Restricted Payments will be included in subsequent calculations of the amount of Restricted Payments;

(6)                                  so long as no Default or Event of Default has occurred and is continuing,

(a)                                  the purchase, redemption or other acquisition, cancellation or retirement for value of Capital Stock, or options, warrants or other rights to purchase or acquire Capital Stock of the Company or any Restricted Subsidiary or any direct or indirect parent of the Company held by any existing or former officers, directors, employees, management or consultants of the Company or any Subsidiary of the Company or their assigns, estates or heirs, in each case in connection with the repurchase provisions under employee stock option or stock purchase agreements or other agreements to compensate officers, directors, employees, management or consultants; provided that such Capital Stock, or options, warrants or other rights to purchase or acquire Capital Stock, were received for services related to, or for the benefit of, the Company and its Restricted Subsidiaries; and provided further that such redemptions or repurchases pursuant to this clause will not exceed $2.0 million in the aggregate during any calendar year (with unused amounts in any calendar year being carried over to the succeeding calendar years) and $5.0 million in the aggregate for all such redemptions and repurchases, plus (i) the amount of any capital contributions to the Company as a result of sales of Capital Stock, or options, warrants or other rights to purchase or acquire Capital Stock, of the Company or any direct or indirect parent of the Company to such persons, plus (ii) the cash proceeds of key man life insurance policies received by the Company and its Restricted Subsidiaries after the Issue Date less (iii) the amount of any Restricted Payments previously made pursuant to subclauses (i) and (ii) of this clause (6)(a) (provided, however, that the Net Cash Proceeds from such sale of Capital Stock to the extent such proceeds are used to make such Restricted Payments will be excluded from Section 4.3(a)(4)(c)(ii) and provided, further, however, that the amount of such Restricted Payments will be excluded in subsequent calculations of the amount of Restricted Payments); and

(b)                                 loans or advances to employees, officers, directors, management or consultants of the Company or any Subsidiary of the Company the proceeds of which are used to purchase Capital Stock of the Company, in an aggregate amount not in excess of $2.0 million with respect to all loans or advances made since the Issue Date (without giving effect to the forgiveness of any such loan); provided, however, that the amount of such Restricted Payments will be included in subsequent calculations of the amount of Restricted Payments;

(7)                                  so long as no Default or Event of Default has occurred and is continuing, the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Company issued in accordance with the terms of the Indenture to the extent such dividends are included in the definition of “Consolidated Interest Expense”; provided, however, that the amount of such Restricted Payments will be excluded in subsequent calculations of the amount of Restricted Payments;

(8)                                  repurchases of Capital Stock (i) deemed to occur upon the exercise of stock options, warrants or other convertible securities if such Capital Stock represents all or a portion of the exercise price thereof or (ii) to pay related withholding taxes payable by any future, present or former employee, officer or director upon exercise of stock options, or upon the grant, vesting or payment of other equity compensation awards (whether such Capital Stock is withheld from the Capital Stock otherwise issuable or is delivered by the holder of the option or other award in satisfaction of any obligation), including, without limitation, such repurchases of Capital Stock in connection with equity compensation plans; provided, however, that the amount of such Restricted Payments will be excluded in subsequent calculations of the amount of Restricted Payments;

(9)                                  the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of any Subordinated Obligation or Guarantor Subordinated Obligation (a) at a purchase price not greater than 101% of the principal amount of such Subordinated Obligation or Guarantor Subordinated Obligation in the event of a Change of Control in accordance with provisions similar to Section 4.9 of this Supplemental Indenture or (b) at a purchase price not greater than 100% of the principal amount thereof in accordance with provisions similar to Section 4.7 of this Supplemental Indenture; provided that, prior to or simultaneously with such purchase, repurchase, redemption, defeasance or other acquisition or retirement, the Company has made the Change of Control Offer or Asset Disposition Offer, as applicable, as provided in such covenant with respect to the Notes and has completed the repurchase or redemption of all Notes validly tendered for payment in connection with such Change of Control Offer or Asset Disposition Offer; provided, however, that the amount of such Restricted Payments will be excluded in subsequent calculations of the amount of Restricted Payments;

(10)                            so long as no Default or Event of Default has occurred and is continuing, the payment of dividends on the Company’s Common Stock of an amount not to exceed $50.0 million in the aggregate during any calendar year pursuant to this clause (10); provided, however, that the amount of such Restricted Payments will be included in subsequent calculations of Restricted Payments;

(11)                            the payment of cash in lieu of fractional shares of Capital Stock in connection with any transaction that is not prohibited by the Indenture (including, without limitation, in connection with the conversion of convertible Indebtedness into Capital Stock); provided, however, that such Restricted Payments will be excluded in subsequent calculations of the amount of Restricted Payments;

(12)                            payments to dissenting stockholders not to exceed $5.0 million in the aggregate after the Issue Date (x) pursuant to applicable law or (y) in connection with the settlement or other satisfaction of claims made pursuant to or in connection with a consolidation, merger or transfer of assets in connection with a transaction that is not prohibited by the Indenture; provided, however, that such Restricted Payments will be included in subsequent calculations of the amount of Restricted Payments;

(13)                            [reserved];

(14)                            so long as no Default or Event of Default has occurred and is continuing, the purchase, redemption or other acquisition, cancellation or retirement for value of Capital Stock, or options, warrants or other rights to purchase or acquire Capital Stock, of the Company pursuant to a stock repurchase program authorized by the Board of Directors of the Company for an aggregate amount not to exceed $200.0 million after the Issue Date; provided, however, that such Restricted Payments will be included in subsequent calculations of the amount of Restricted Payments; and

(15)                            Restricted Payments in an amount not to exceed $35.0 million; provided, however, that the amount of such Restricted Payments will be included in subsequent calculations of the amount of Restricted Payments.

The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of such Restricted Payment of the asset(s) or securities proposed to be paid, transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment.

SECTION 4.4.                                               Limitation on Liens.  The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, Incur, assume or suffer to exist any Lien (other than Permitted Liens) upon any of its property or assets (including, without limitation, Capital Stock of Subsidiaries), or income or profits therefrom, whether owned on the Issue Date or acquired after that date, which Lien is securing any Indebtedness, unless contemporaneously with the Incurrence of such Liens effective provision is made to secure the Indebtedness due under the Indenture and the Notes or, in respect of Liens on any Restricted Subsidiary’s property or assets or income or profits therefrom, any Subsidiary Guarantee of such Restricted Subsidiary, equally and ratably with (or senior in priority to in the case of Liens with respect to Subordinated Obligations or Guarantor Subordinated Obligations, as the case may be) the Indebtedness secured by such Lien for so long as such Indebtedness is so secured.

SECTION 4.5.                                               Limitation on Sale/Leaseback Transactions.  From and after the occurrence of an Investment Grade Rating Event, the Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any Sale/Leaseback Transaction unless:

(1)                                  the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Sale/Leaseback Transaction at least equal to the fair market value (as conclusively determined by the Board of Directors of the Company or such Restricted Subsidiary) of the property subject to such transaction;

(2)                                  the Company or such Restricted Subsidiary could have Incurred Indebtedness at the time of such Sale/Leaseback Transaction in an amount equal to the Attributable Indebtedness in respect of such Sale/Leaseback Transaction pursuant to Section 4.2 as if such covenant was not an Eliminated Covenant at the time of such Incurrence; and

(3)                                  the Sale/Leaseback Transaction is treated as an Asset Disposition and all of the conditions of this Supplemental Indenture under Section 4.7 of this Supplemental Indenture (as if such covenant was not an Eliminated Covenant for purposes of this clause (3)) (including the provisions concerning the application of Net Available Cash) are satisfied with respect to such Sale/Leaseback Transaction, treating all of the consideration received in such Sale/Leaseback Transaction as Net Available Cash for purposes of such covenant as if such covenant was not an Eliminated Covenant.

SECTION 4.6.                                               Limitation on Restrictions on Distributions From Restricted Subsidiaries.

(a)                                  The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

(1)                                  pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligations owed to the Company or any Restricted Subsidiary (it being understood that the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on Common Stock and any subordination of such Indebtedness or other obligations shall be deemed not to be an encumbrance or restriction on the ability to pay dividends or make any other distributions on Capital Stock);

(2)                                  make any loans or advances to the Company or any Restricted Subsidiary (it being understood that the subordination of loans or advances made to the Company or any Restricted Subsidiary to other Indebtedness Incurred by the Company or any Restricted Subsidiary shall be deemed not to be an encumbrance or restriction on the ability to make loans or advances); or

(3)                                  sell, lease or transfer any of its property or assets to the Company or any Restricted Subsidiary.

(b)                                 Section 4.6(a) will not prohibit:

(1)                                  any encumbrance or restriction pursuant to an agreement or instrument in effect at or entered into on the Issue Date, including, without limitation, the Indenture, the Notes, the Subsidiary Guarantees, and the Senior Credit Agreement (and related documentation);

(2)                                  any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to any agreement or instrument that is in existence at the time such Person becomes a Restricted Subsidiary (and not Incurred in connection with, or in contemplation of, such Person becoming a

Restricted Subsidiary); provided, that any such encumbrance or restriction shall not extend to any assets or property of the Company or any other Restricted Subsidiary other than the assets and property so acquired and that, in the case of Indebtedness, was permitted to be Incurred pursuant to this Supplemental Indenture;

(3)                                  any encumbrance or restriction pursuant to any agreement or instrument governing any Acquired Indebtedness or other agreement or instrument of any Person or related to property, assets or Capital Stock of a Person acquired by or merged into or consolidated with the Company or any Restricted Subsidiary; provided, that such encumbrance or restriction (i) was not entered into in contemplation of the acquisition, merger or consolidation transaction, and (ii) shall not extend to any assets or property of the Company or any other Restricted Subsidiary other than the assets and property so acquired and that, in the case of Indebtedness, was permitted to be Incurred pursuant to the Indenture;

(4)                                  any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement effecting a refunding, replacement or refinancing of Indebtedness Incurred pursuant to an agreement referred to in any of clauses (1), (2) or (3) of this Section 4.6(b) or this Section 4.6(b)(4) or contained in any amendment, restatement, modification, renewal, restructuring, supplement, extension, substitution, refunding, replacement or refinancing of an agreement referred to in any of such clauses; provided, however, that, in the good faith reasonable determination of the Company, the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such agreement are no less favorable in any material respect, taken as a whole, to the Holders of the Notes than the encumbrances and restrictions contained in such agreements referred to in clauses (1), (2) or (3) of this Section 4.6(b) on the Issue Date or the date such Restricted Subsidiary became a Restricted Subsidiary or was merged into a Restricted Subsidiary, whichever is applicable;

(5)                                  in the case of Section 4.6(a)(3), any encumbrance or restriction:

(i)                                     that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease (including leases governing leasehold interests or Farm-In Agreements or Farm-Out Agreements related to leasehold interests in Oil and Gas Properties), license or similar contract, or the assignment or transfer of any lease (including leases governing leasehold interests or Farm-In Agreements or Farm-Out Agreements related to leasehold interests in Oil and Gas Properties), license or other contract;

(ii)                                  contained in mortgages, pledges or other security agreements permitted under the Indenture securing Indebtedness of the Company or a Restricted Subsidiary to the extent such encumbrances or restrictions restrict the transfer of the property subject to such mortgages, pledges or other security agreements;

(iii)                               pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Company or any Restricted Subsidiary; or

(iv)                              contained in any agreement creating Hedging Obligations permitted from time to time under the Indenture;

(6)                                  (i) purchase money obligations for property acquired in the ordinary course of business and (ii) Capitalized Lease Obligations permitted under this Supplemental Indenture, in each case, that impose encumbrances or restrictions pursuant to Section 4.6(a)(3) on the property so acquired;

(7)                                  any encumbrance or restriction with respect to a Restricted Subsidiary (or any of its property or assets) imposed pursuant to an agreement entered into for the direct or indirect sale or other disposition of the Capital Stock, property or assets of such Restricted Subsidiary (or the property or assets that are subject to such encumbrance or restriction) pending the closing of such sale or disposition;

(8)                                  any customary encumbrances or restrictions imposed pursuant to any agreement referred to in the definition of “Permitted Business Investment;”

(9)                                  deposit arrangements or net worth provisions in leases and other agreements entered into by the Company or any Restricted Subsidiary in the ordinary course of business;

(10)                            in the case of Section 4.6(a)(3), any encumbrance or restriction that is a Lien otherwise permitted to be Incurred pursuant to Section 4.4;

(11)                            [reserved]; and

(12)                            encumbrances or restrictions arising or existing by reason of applicable law or any applicable rule, regulation or order.

SECTION 4.7.                                               Limitation on Sales of Assets and Subsidiary Stock.

(a)                                  The Company will not, and will not permit any of its Restricted Subsidiaries to, make any Asset Disposition unless:

(1)                                  the Company or such Restricted Subsidiary, as the case may be, receives consideration at least equal to the Fair Market Value, including as to the value of all non-cash consideration, as determined in good faith by the Company, of the shares and assets subject to such Asset Disposition;

(2)                                  at least 75% of the aggregate consideration received by the Company or such Restricted Subsidiary, as the case may be, from such Asset Disposition and all other Asset Dispositions since the Issue Date, on a cumulative basis, is in the form of cash or Cash Equivalents; and

(3)                                  except as provided in the next paragraph, an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied within 365 days from the later of the date of such Asset Disposition and the receipt of such Net Available Cash, by the Company or any one or more Restricted Subsidiaries:

(a)                                  to the extent the Company or any Restricted Subsidiary, as the case may be, elects (or is required by the terms of any Indebtedness), to prepay, repay or purchase Indebtedness of the Company (other than any Disqualified Stock or Subordinated Obligations) or Indebtedness of a Wholly Owned Subsidiary (other than any Disqualified Stock or Guarantor Subordinated Obligations of a Wholly Owned Subsidiary that is a Subsidiary Guarantor) (in each case other than Indebtedness owed to the Company or an

Affiliate of the Company); provided, however, that, in connection with any prepayment, repayment or purchase of Indebtedness pursuant to this clause (a), the Company or such Restricted Subsidiary will retire such Indebtedness and will cause the related commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased; and

(b)                                 to the extent the Company or any Restricted Subsidiary elects, to invest in Additional Assets;

provided that the Company and its Restricted Subsidiaries may make any combination of prepayment, repayment, purchase or investment permitted by clause (a) or clause (b) above and, pending the final application of any such Net Available Cash in accordance with clause (a) or clause (b) above or pursuant to an Asset Disposition Offer described below, the Company and its Restricted Subsidiaries may temporarily reduce Indebtedness or otherwise invest such Net Available Cash in any manner not prohibited by the Indenture; provided, further, that in the case of clause (b) above, a binding commitment to invest in Additional Assets shall be treated as a permitted application of the Net Available Cash from the date of such commitment so long as the Company or a Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Available Cash will be applied to satisfy such commitment within 120 days of such commitment (an “Acceptable Commitment”) and such Net Available Cash is actually applied in such manner within the later of 365 days from the consummation of the Asset Sale and 120 days from the date of the Acceptable Commitment.

(b)                                 Any Net Available Cash from Asset Dispositions that are not applied or invested as provided in Section 4.7(a) will be deemed to constitute “Excess Proceeds.” Within 30 days following the 365th day after an Asset Disposition, if the aggregate amount of Excess Proceeds exceeds $25.0 million, the Company will be required to make an offer (“Asset Disposition Offer”) to all Holders of Notes and to the extent required by the terms of other Pari Passu Indebtedness, to all Holders of other Pari Passu Indebtedness outstanding with similar provisions requiring the Company to make an offer to purchase such Pari Passu Indebtedness with the proceeds from any Asset Disposition (“Pari Passu Notes”), to purchase the maximum principal amount of Notes and any such Pari Passu Notes to which the Asset Disposition Offer applies that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount of the Notes and Pari Passu Notes plus accrued and unpaid interest to the date of purchase, in accordance with the procedures set forth in this Supplemental Indenture or the agreements governing the Pari Passu Notes, as applicable, in each case in denominations of $2,000 and integral multiples of $1,000 in excess thereof. To the extent that the aggregate amount of Notes and Pari Passu Notes so validly tendered and not properly withdrawn pursuant to an Asset Disposition Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate or other purposes, subject to other covenants contained in this Supplemental Indenture. If the aggregate principal amount of Notes surrendered by Holders thereof and other Pari Passu Notes surrendered by holders or lenders, collectively, exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and Pari Passu Notes to be purchased on a pro rata basis on the basis of the aggregate principal amount of tendered Notes and Pari Passu Notes. Upon completion of such Asset Disposition Offer, the amount of Excess Proceeds shall be reset at zero.

(c)                                  The Asset Disposition Offer will remain open for a period of 20 Business Days following its commencement, except to the extent that a longer period is required by applicable law (the “Asset Disposition Offer Period”). No later than five Business Days after the termination of the Asset Disposition Offer Period (the “Asset Disposition Purchase Date”), the Company will purchase the principal amount of Notes and Pari Passu Notes required to be purchased pursuant to this Section 4.7 (the “Asset Disposition Offer Amount”) or, if less than the Asset Disposition Offer Amount has been so validly tendered, all Notes and Pari Passu Notes validly tendered in response to the Asset Disposition Offer.

(d)                                 If the Asset Disposition Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Asset Disposition Offer.

(e)                                  On or before the Asset Disposition Purchase Date, the Company will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Asset Disposition Offer Amount of Notes and Pari Passu Notes or portions of Notes and Pari Passu Notes so validly tendered and not properly withdrawn pursuant to the Asset Disposition Offer, or if less than the Asset Disposition Offer Amount has been validly tendered and not properly withdrawn, all Notes and Pari Passu Notes so validly tendered and not properly withdrawn, in each case in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Company will deliver to the Trustee an Officers’ Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 4.7 and, in addition, the Company will deliver all certificates and notes required, if any, by the agreements governing the Pari Passu Notes. The Company or the Paying Agent, as the case may be, will promptly (but in any case not later than five Business Days after termination of the Asset Disposition Offer Period) mail or deliver to each tendering Holder of Notes or holder or lender of Pari Passu Notes, as the case may be, an amount equal to the purchase price of the Notes or Pari Passu Notes so validly tendered and not properly withdrawn by such holder or lender, as the case may be, and accepted by the Company for purchase, and the Company will promptly issue a new Note, and the Trustee, upon delivery of an Officers’ Certificate from the Company, will authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered; provided that each such new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. In addition, the Company will take any and all other actions required by the agreements governing the Pari Passu Notes in connection with the Asset Disposition Offer. Any Note not so accepted will be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Asset Disposition Offer on or before the Asset Disposition Purchase Date.

(f)                                    For the purposes of this Section 4.7, the following will be deemed to be cash:

(1)                                  the assumption by the transferee of Indebtedness (other than Subordinated Obligations or Disqualified Stock) of the Company or Indebtedness of a Wholly Owned Subsidiary (other than Guarantor Subordinated Obligations or Disqualified Stock of any Wholly Owned Subsidiary that is a Subsidiary Guarantor) and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition (in which case the Company will, without further action, be deemed to have applied such deemed cash to Indebtedness in accordance with Section 4.7(a)(3)(a)); and

(2)                                  securities, notes or other obligations received by the Company or any Restricted Subsidiary from the transferee that, within 180 days of receipt thereof, are converted, sold or exchanged by the Company or such Restricted Subsidiary into or for cash.

(g)                                 The Company will comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to the Indenture. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.7, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Indenture by virtue of any conflict.

SECTION 4.8.                                               Limitation on Affiliate Transaction.

(a)                                  The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company (an “Affiliate Transaction”) unless:

(1)                                  the terms of such Affiliate Transaction are not materially less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable transaction at the time of such transaction in arm’s-length dealings with a Person who is not such an Affiliate;

(2)                                  in the event such Affiliate Transaction involves an aggregate consideration to the Affiliate of the Company with a value in excess of $25.0 million, the terms of such transaction have been approved by a majority of the members of the Board of Directors of the Company and by a majority of the members of such Board having no personal stake in such transaction, if any (and such majority or majorities, as the case may be, determines that such Affiliate Transaction satisfies the criteria in Section 4.8(a)(1)); and

(3)                                  in the event such Affiliate Transaction involves an aggregate consideration to the Affiliate of the Company with a value in excess of $50.0 million, the Company has received a written opinion from an independent investment banking, engineering, consulting, accounting or appraisal firm of nationally recognized standing, or other recognized firm or expert that in the judgment of the Board of Directors of the Company is independent and qualified to render such opinion, either (i) that such Affiliate Transaction is fair, from a financial point of view, to the Company or the applicable Restricted Subsidiary, as the case may be, or (ii) that the terms of such Affiliate Transaction are not materially less favorable to the Company or the applicable Restricted Subsidiary, as the case may be, than those that might reasonably have been obtained in a comparable transaction at such time on an arm’s length basis from a Person that is not an Affiliate.

(b)                                 Section 4.8(a) will not apply to:

(1)                                  any Restricted Payment permitted to be made pursuant to Section 4.3 or any Permitted Investment (other than a Permitted Investment referred to in clauses (1) (other than with respect to Section 4.8(b)(4)), (2) and (12) of the definition thereof);

(2)                                  any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment agreements and other compensation arrangements, options to purchase Capital Stock of the Company, restricted stock plans, long-term incentive plans, stock appreciation rights plans, participation plans or other employee benefits plans and/or insurance and indemnification arrangements approved by the Board of Directors of the Company or the applicable Restricted Subsidiary provided to or for the benefit of directors, officers, employees, managers or consultants who are Affiliates of the Company;

(3)                                  loans or advances to employees, officers, directors, managers and consultants who are Affiliates of the Company in the ordinary course of business of the Company or any Restricted Subsidiary, in an aggregate principal amount not in excess of $2.0 million with respect to all loans or advances at any one time outstanding;

(4)                                  any transaction between the Company and a Restricted Subsidiary or between Restricted Subsidiaries and Guarantees issued by the Company or a Restricted Subsidiary for the benefit of the Company or a Restricted Subsidiary, as the case may be, in accordance with Section 4.2;

(5)                                  any transaction with a joint venture, partnership, limited liability company or other entity that would constitute an Affiliate Transaction solely because the Company or a Restricted Subsidiary owns an equity interest in such joint venture, partnership, limited liability company or other entity;

(6)                                  the payment of reasonable and customary fees paid to, and indemnity provided on behalf of, directors of the Company or any Restricted Subsidiary;

(7)                                  the existence of, and the performance of obligations of the Company or any of its Restricted Subsidiaries under the terms of, any agreement to which the Company or any of its Restricted Subsidiaries is a party as of or on the Issue Date, as these agreements may be amended, modified, supplemented, extended or renewed from time to time; provided, however, that any future amendment, modification, supplement, extension or renewal entered into after the Issue Date will be permitted to the extent that its terms are not more disadvantageous to the Holders of the Notes than the terms of the agreements in effect on the Issue Date;

(8)                                  transactions with customers, clients, suppliers or purchasers or sellers of goods or services that are Affiliates of the Company, in each case in the ordinary course of the business of the Company and its Restricted Subsidiaries and otherwise in compliance with the terms of the Indenture; provided that in the good faith reasonable determination of the Company, such transactions are on terms that are not materially less favorable, taken as a whole, to the Company or the relevant Restricted Subsidiary, as the case may be, than those that would have been obtained in a comparable transaction at such time by the Company or such Restricted Subsidiary from a Person that is not an Affiliate;

(9)                                  any issuance or sale of Capital Stock or debt securities made to an Affiliate of the Company on the same terms as are being made to the non-Affiliate investors in any public or private issuance or sale of such Capital Stock or debt securities; provided, that any such issuance or sale complies with the requirements of Section 4.8(a)(1); and

(10)                            any issuance or sale of Capital Stock (other than Disqualified Stock) to Affiliates of the Company and the granting of registration and other customary rights in connection therewith.

SECTION 4.9.                                               Change of Control.

(a)                                  If a Change of Control occurs, unless the Company has exercised its right to redeem all of the Notes pursuant to Section 3.1 of this Supplemental Indenture each Holder will have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount of such Notes plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

(b)                                 Within 30 days following any Change of Control, unless the Company has exercised its right to redeem all of the Notes pursuant to Section 3.1 of this Supplemental Indenture, or at the Company’s option, prior to such Change of Control but after it is publicly announced, the Company will mail a notice (the “Change of Control Offer”) to each Holder, with a copy to the Trustee, stating:

(1)                                  that a Change of Control has occurred or will occur and that such Holder has the right to require the Company to purchase such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount of such Notes plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on a record date to receive interest on the relevant interest payment date) (the “Change of Control Payment”);

(2)                                  the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed, or such later date as is necessary to comply with the requirements under the Exchange Act) (the “Change of Control Payment Date”); provided that the Change of Control Payment Date may not occur prior to the Change of Control; and

(3)                                  the procedures determined by the Company, consistent with the Indenture, that a Holder must follow in order to have its Notes repurchased.

(c)                                  On the Change of Control Payment Date, the Company will, to the extent lawful:

(1)                                  accept for payment all Notes or portions of Notes (of $2,000 or an integral multiple of $1,000 in excess thereof) properly tendered and not withdrawn pursuant to the Change of Control Offer;

(2)                                  deposit, to the extent not previously deposited for such purpose, with the paying agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes so tendered; and

(3)                                  deliver or cause to be delivered to the Trustee the Notes, to the extent not previously delivered for such purpose, so accepted and an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

The paying agent will promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail or deliver (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. The paying agent will deliver the Change of Control Payment for such Notes in global form registered in the name of or held by The Depository Trust Company or its nominee in immediately available funds to The Depository Trust Company or its nominee, as the case may be, as the registered Holder of such global Note.

If the Change of Control Payment Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest, if any, will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender pursuant to the Change of Control Offer.

The Change of Control provisions described in this Section 4.9 will be applicable whether or not any other provisions of the Indenture are applicable.

(d)                                 Notwithstanding any other provisions of this Section 4.9, the Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Supplemental Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

(e)                                  The Company will comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this Section 4.9. To the extent that the provisions of any securities laws or regulations conflict with provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations described in the Indenture by virtue of the conflict.

SECTION 4.10.                                         Limitation on Lines of Business.  The Company will not, and will not permit any Restricted Subsidiary to, engage in any material business other than the Oil and Gas Business.

SECTION 4.11.                                         Payments for Consent.  Neither the Company nor any of its Restricted Subsidiaries will, and the Company will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fees or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or amendment.

SECTION 4.12.                                         SEC Reports.  Solely with respect to the Notes, Section 4.2 of the Base Indenture is hereby amended and restated as follows:

“(a)                            Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, to the extent permitted by the Exchange Act, the Company will file with the SEC, and make available to the Trustee and the registered Holders of the Notes, the annual reports and the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that are specified in Sections 13 and 15(d) of the Exchange Act with respect to U.S. issuers within the time periods specified therein or in the relevant forms. In the event that the Company is not permitted to file such reports, documents and information with the SEC pursuant to the Exchange Act, the Company will nevertheless make available such Exchange Act information to the Trustee and the Holders of the Notes as if the Company were subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act within the time periods specified therein or in the relevant forms.

(b)                                 If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries and the aggregate amount of net assets of all such Unrestricted Subsidiaries exceeds the greater of $15.0 million and 0.5% of Adjusted Consolidated Net Tangible Assets determined as of the filing date of any quarterly or annual report required by the preceding paragraph, then the quarterly and annual financial information required by the preceding paragraph shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes to the financial statements and in “Management’s Discussion and Analysis of Results of Operations and Financial Condition,” of the financial condition and results of operations of the Company and its Restricted Subsidiaries.

(c)                                  The Company and the Subsidiary Guarantors will make available to the Holders of Notes and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Notes are not freely transferable under the Securities Act.

(d)                                 For purposes of this Section 4.12, the Company and the Subsidiary Guarantors will be deemed to have furnished the reports to the Trustee and the Holders of Notes as required by this Section 4.12 if they have filed such reports with the SEC via the EDGAR filing system and such reports are publicly available.

(e)                                  In the event that any direct or indirect parent company of the Company becomes a guarantor of the Notes, the Company may satisfy its obligations under this Section 4.12 to provide consolidated financial information of the Company by furnishing consolidated financial information relating to such parent; provided that (a) such financial statements are accompanied by consolidating financial information for such parent, the Company, the Subsidiary Guarantors and the Subsidiaries of the Company that are not Subsidiary Guarantors in the manner prescribed by the SEC and (b) such parent is not engaged in any business in any material respect other than incidental to its ownership, directly or indirectly, of the Capital Stock of the Company.

(f)                                    The Company also shall comply with the other provisions of TIA § 314(a).”

SECTION 4.13.                                         Future Subsidiary Guarantors.

(a)                                  The Company will cause each Restricted Subsidiary (other than a Foreign Subsidiary) that Guarantees, on the Issue Date or any time thereafter, Indebtedness of the Company under the Senior Credit Agreement or any other Indebtedness of the Company or any Restricted Subsidiary in excess of $10.0 million to execute and deliver to the Trustee a supplemental indenture in the form of Exhibit B hereto pursuant to which such Restricted Subsidiary will unconditionally Guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any, and interest in respect of the Notes on a senior unsecured basis and all other obligations under the Indenture on an senior unsecured basis.

(b)                                 The obligations of each Subsidiary Guarantor will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor (including, without limitation, any Guarantees under the Senior Credit Agreement) and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to its contribution obligations under the Indenture, result in the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

(c)                                  Each Subsidiary Guarantee shall be released in accordance with the provisions of Section 9.2 of this Supplemental Indenture.

SECTION 4.14.                                         Payment of Taxes and Other Claims.  The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary and (ii) all lawful claims for labor, materials and supplies, which, if unpaid, might by law become a material liability or lien upon the property of the Company or any Restricted Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which appropriate reserves, if necessary (in the good faith judgment of management of the Company) are being maintained in accordance with GAAP.

SECTION 4.15.                                         Maintenance of Properties.  The Company shall cause all material properties owned by the Company or any Restricted Subsidiary or used or held for use in the conduct of its business or the business of any Restricted Subsidiary to be maintained and kept in normal condition, repair and working order and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly conducted at all times; provided, however, that nothing in this Section 4.15 shall prevent the Company or any of its Restricted Subsidiaries from discontinuing the maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Restricted Subsidiary and not adverse in any material respect to the Holders.

ARTICLE V

SUCCESSORS

SECTION 5.1.                                               Merger and Consolidation.  Solely with respect to the Notes, this Section 5.1 shall replace the provisions contained in Sections 5.1 and 5.2 of the Base Indenture in their entirety and references to Sections 5.1 and 5.2 in the Base Indenture shall refer to Sections 5.1(a) and (c), respectively.

“(a)                            The Company will not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless:

(1)                                  the resulting, surviving or transferee Person (the “Successor Company”) will be a corporation, partnership, trust or limited liability company organized and existing under the laws of the United States of America, any State of the United States or the District of Columbia and the Successor Company (if not the Company) will expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Notes and the Indenture; provided, that if the Successor Company is not a corporation, a corporate Wholly Owned Subsidiary that is a Restricted Subsidiary organized under the laws of the United States of America, any State thereof or the District of Columbia shall become a co-issuer of the Notes;

(2)                                  immediately after giving effect to such transaction (and treating any Indebtedness not previously an obligation of the Company or any of its Restricted Subsidiaries that becomes an obligation of the Successor Company or any Subsidiary of the Successor Company as a result of such transaction as having been Incurred by the Successor Company or such Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

(3)                                  immediately after giving pro forma effect to such transaction and any related financing transactions, as if the same had occurred at the beginning of the applicable four quarter period, either (A) the Successor Company would be able to Incur at least $1.00 of additional Indebtedness pursuant to Section 4.2(a) or (B) the Consolidated Coverage Ratio for the Successor Company and its Restricted Subsidiaries would be greater than such ratio for the Company and its Restricted Subsidiaries immediately before such transaction;

(4)                                  each Subsidiary Guarantor (unless it is the other party to the transactions above, in which case Section 5.1(a)(1) shall apply) shall have by supplemental indenture confirmed that its Subsidiary Guarantee shall apply to such Person’s obligations in respect of the Indenture and the Notes; and

(5)                                  the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture.

(b)                                 For purposes of this Section 5.1, the sale, lease, conveyance, assignment, transfer, or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

(c)                                  The predecessor Company will be released from its obligations under the Indenture and the Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture, but, in the case of a lease of all or substantially all its assets, the predecessor Company will not be released from the obligation to pay the principal of and interest on the Notes.

(d)                                 Notwithstanding Sections 5.1(a)(2) and (3), (a) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company and (b) the Company may merge with an Affiliate incorporated or organized solely for the purpose of reincorporating or reorganizing the Company in another jurisdiction to realize tax benefits; provided that, in the case of a Restricted Subsidiary that merges into the Company, the Company will not be required to comply with Section 5.1(a)(5).

(e)                                  In addition, the Company will not permit any Subsidiary Guarantor to consolidate with, merge with or into any Person (other than the Company or another Subsidiary Guarantor) and will not permit the conveyance, transfer or lease of all or substantially all of the assets of any Subsidiary Guarantor (other than to the Company or another Subsidiary Guarantor) unless:

(1)                                  (a) if such entity remains a Subsidiary Guarantor, the resulting, surviving or transferee Person will be a corporation, partnership, trust or limited liability company organized and existing under the laws of the United States of America, any State of the United States or the District of Columbia and shall have by supplemental indenture confirmed that its Subsidiary Guarantee shall apply to such Person’s obligations in respect of the Indenture and the Notes; (b) immediately after giving effect to such transaction (and treating any Indebtedness not previously an obligation of the Company or any of its Subsidiaries that becomes an obligation of the resulting, surviving or transferee Person or any Restricted Subsidiary as a result of such transaction as having been Incurred by such Person or such Restricted Subsidiary at the time of such transaction), no Default of Event of Default shall have occurred and be continuing; and (c) the Company will have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture; and

(2)                                  if applicable, the transaction is made in compliance with Section 4.7 (it being understood that only such portion of the Net Available Cash, if any, as is required to be applied on the date of such transaction in accordance with the terms of this Supplemental Indenture needs to be applied in accordance therewith at such time) and this Section 5.1.”

ARTICLE VI

DEFAULTS AND REMEDIES

SECTION 6.1.                                               Events of Default. Solely with respect to the Notes, Section 6.1 of the Base Indenture is hereby amended and restated as follows:

“(a)                            Each of the following is an “Event of Default”:

(1)                                  default in any payment of interest on any Note when due, continued for 30 days;

(2)                                  default in the payment of principal of or premium, if any, on any Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise;

(3)                                  failure by the Company or any Subsidiary Guarantor to comply with its obligations under Article V;

(4)                                  failure by the Company or any Subsidiary Guarantor to comply for 30 days after notice as provided below with any of their obligations under Sections 4.1, 4.2, 4.3, 4.4, 4.5, 4.6, 4.7, 4.8, 4.9, 4.10 and 4.13 of this Supplemental Indenture (in each case, other than (a) a failure to purchase Notes which constitutes an Event of Default under Section 6.1(a)(2), (b) a failure to comply with Article V which constitutes an Event of Default under Section 6.1(a)(3) or (c) a failure to comply with Section 4.11 or Section 4.12, which constitutes an Event of Default under clause Section 6.1(a)(5));

(5)                                  failure by the Company or any Subsidiary Guarantor to comply for 60 days after notice as provided below with its other agreements contained in the Indenture or the Notes (other than a failure to comply with Section 4.12 of this Supplemental Indenture), or a failure by the Company to comply, for 90 days after notice as provided below, with its agreements under Section 4.12 of this Supplemental Indenture;

(6)                                  default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), other than Indebtedness owed to the Company or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists or is created after the Issue Date, which default:

(A)                              is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness (“payment default”); or

(B)                                results in the acceleration of such Indebtedness prior to its maturity (the “cross acceleration provision”);

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there is an outstanding uncured payment default or the maturity of which has been and remains so accelerated, aggregates $50.0 million or more;

(7)                                  the Company or a Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries) would constitute a Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:

(A)                              commences a voluntary case or voluntary proceeding;

(B)                                consents to the entry of a judgment, decree or order for relief against it in an involuntary case or involuntary proceeding;

(C)                                consents to the appointment of a Custodian of it or for any substantial part of its property;

(D)                               makes a general assignment of substantially all of its property for the benefit of its creditors;

(E)                                 transmits its written or oral consent to or acquiescence in the institution of a bankruptcy proceeding or other collective proceeding for relief by or against its creditors generally;

(F)                                 takes any corporate action to authorize or effect any of the foregoing; or

(G)                                takes any comparable action under any foreign laws relating to insolvency;

(8)                                  a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)                              is for relief in an involuntary case against the Company or any Significant Subsidiary or a group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries) would constitute a Significant Subsidiary, pursuant to or within the meaning of the Bankruptcy Law;

(B)                                appoints a Custodian for all or substantially all of the property of the Company or any Significant Subsidiary or a group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries) would constitute a Significant Subsidiary, pursuant to or within the meaning of the Bankruptcy Law;

(C)                                orders the winding up or liquidation of the Company or any Significant Subsidiary or a group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries) would constitute a Significant Subsidiary, pursuant to or within the meaning of the Bankruptcy Law; and

(D)                               in each case, the order, decree or relief remains unstayed or not dismissed and in effect for 60 days following the entry, issuance or effective date thereof;

(9)                                  failure by the Company or any Significant Subsidiary or any group of Restricted Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements of the Company and its Restricted Subsidiaries), would constitute a Significant

Subsidiary to pay final judgments aggregating in excess of $50.0 million (net of any amounts that a reputable and creditworthy insurance company has acknowledged liability for in writing), which judgments are not paid, discharged or stayed for a period of 60 days or more after such judgment becomes final and no longer subject to appeal (the “judgment default provision”); or

(10)                            any Subsidiary Guarantee of a Significant Subsidiary or any group of Subsidiary Guarantors that taken together (as of the date of the latest audited consolidated financial statements of the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary ceases to be in full force and effect (except as contemplated by the terms of the Indenture) or is declared null and void in a judicial proceeding or any Subsidiary Guarantor that is a Significant Subsidiary or any group of Subsidiary Guarantors that taken together (as of the date of the latest audited consolidated financial statements of the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary denies or disaffirms its obligations under the Indenture or its Subsidiary Guarantee.

The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

(b)                                 Notwithstanding Section 6.1(a), a default under Sections 6.1(a)(4) and (5) will not constitute an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes notify the Company in writing of the default and the Company does not cure such default within the time specified in Sections 6.1(a)(4) and (5) after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default.”

(c)                                  The Company shall deliver to the Trustee, promptly, but in no event later than 30 days after, a senior officer of the Company becomes aware of any events which would constitute an Event of Default under Sections 6.1(a)(3), (4), (5), (6), (7), (8), (9) or (10) of this Supplemental Indenture in the form of an Officers’ Certificate, which Officers’ Certificate shall set forth in reasonable detail the status of such Event of Default and what action the Company is taking or proposing to take in respect thereof.

SECTION 6.2.                                               Acceleration of Maturity; Rescission and Annulment.  Solely with respect to the Notes, Section 6.2 of the Base Indenture is hereby amended and restated as follows:

“If an Event of Default (other than an Event of Default described in Sections 6.1(a)(7) and (8)) occurs and is continuing, the Trustee by written notice to the Company, or the Holders of at least 25% in principal amount of the then outstanding Notes by written notice to the Company and the Trustee, may, and the Trustee at the request of such Holders shall, declare the principal, premium, if any, and accrued and unpaid interest, if any, on all the Notes to be due and payable. Such notice must specify the Event of Default and state that such notice is a “Notice of Acceleration.” Upon such a declaration, such principal, premium, if any, and accrued and unpaid interest will be due and payable immediately.

In the event of a declaration of acceleration of the Notes because an Event of Default described in Section 6.1(a)(6) has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically annulled if the default triggering such Event of Default pursuant to Section 6.1(a)(6) shall be remedied or cured by the Company or a Restricted Subsidiary or waived by the holders of the relevant Indebtedness within 20 days after the written notice of declaration of acceleration of the Notes with respect thereto is received by the Company and if (1) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, except nonpayment of principal, premium, if any, or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.

If an Event of Default pursuant to Sections 6.1(a)(7) or (8) occurs and is continuing, the principal, premium, if any, and accrued and unpaid interest on all the Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.

At any time after a declaration of acceleration, but before a judgment or decree for the payment of the money due has been obtained by the Trustee, the Holders of a majority in principal amount of the outstanding Notes by notice to the Trustee and the Company (including, without limitation, waivers and consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes) may rescind and annul such declaration of acceleration and its consequences; provided, that (i) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing Events of Default, other than nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived.”

SECTION 6.3.                                               Limitation on Suits.  Solely with respect to the Notes, Section 6.7 of the Base Indenture is hereby amended and restated as follows:

“Subject to Section 7.1 of the Base Indenture, if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no Holder may pursue any remedy with respect to the Indenture or the Notes unless:

(1)                                  such Holder has previously given the Trustee notice that an Event of Default is continuing;

(2)                                  Holders of at least 25% in principal amount of the then outstanding Notes have requested the Trustee to pursue the remedy;

(3)                                  such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

(4)                                  the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5)                                  the Holders of a majority in principal amount of the then outstanding Notes have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60 day period.”

SECTION 6.4.                                               Control by Majority.  The Holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. In the event an Event of Default has occurred and is continuing, the Trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use under the circumstances in the conduct of its own affairs. The Trustee, however, may refuse to follow any direction that conflicts with law, the Indenture, the Notes or any Subsidiary Guarantee, or that the Trustee determines in good faith is unduly prejudicial to the rights of any other Holder or that would involve the

Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

SECTION 6.5.                       Collection Suit by Trustee.  If an Event of Default specified in clauses (1) or (2) of Section 6.1)(a) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.7 of the Base Indenture.

ARTICLE VII

SATISFACTION AND DISCHARGE; DEFEASANCE

SECTION 7.1.                                               Satisfaction and Discharge.  Solely with respect to the Notes, Section 8.1 of the Base Indenture is hereby amended and restated as follows:

“This Indenture will be discharged and will cease to be of further effect as to all Notes issued thereunder, when:

(1)                                  Either

(A)                              all Notes that have been authenticated and delivered (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust) have been delivered to the Trustee for cancellation; or

(B)                                all Notes not theretofore delivered to the Trustee for cancellation:

(i)                                     have become due and payable by reason of the making of a notice of redemption or otherwise,

(ii)                                  will become due and payable at their Stated Maturity within one year of the date of deposit, or

(iii)                               are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company or any Subsidiary Guarantor, in the case of (i), (ii) or (iii) above, has irrevocably deposited or caused to be deposited with such Trustee, as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, as confirmed, certified or attested by an Independent Financial Advisor, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption, as the case may be;

(2)                                  the Company or any Subsidiary Guarantor has paid or caused to be paid all sums payable by the Company under the Indenture; and

(3)                                  the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

Notwithstanding the satisfaction and discharge of the Indenture, the obligations of the Company to the Trustee under Section 7.7 of the Base Indenture, the obligations of the Trustee or the Company to any authenticating agent under the Indenture and, if money shall have been deposited with the Trustee pursuant to Section 7.1(1)(B) of this Supplemental Indenture, the obligations of the Trustee under Section 6.6 of the Base Indenture and the last paragraph of Section 4.7 of the Base Indenture shall survive such satisfaction and discharge.”

SECTION 7.2.                                               Legal Defeasance.

(a)                                  Subject to Section 7.4 of this Supplemental Indenture, the Company may, at its option and at any time, elect to have all of its obligations under the Notes and the Indenture and all obligations of the Subsidiary Guarantors under the Subsidiary Guarantees and the Indenture discharged with respect to the outstanding Notes issued under this Supplemental Indenture (“legal defeasance”).  For this purpose, legal defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.2 of the Base Indenture and the other Sections of the Indenture referred to in (1) and (2) below, and to have satisfied all of its other obligations under such Notes and the Indenture including that of the Subsidiary Guarantors (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

(1)                                  the rights of Holders to receive payments in respect of the principal, premium, if any, and interest on the Notes when such payments are due, solely out of the trust referred in Section 7.4 of this Supplemental Indenture;

(2)                                  the Company’s obligations with respect to the Notes under Article 2 of the Base Indenture concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and Sections 2.4 and 2.7 of the Base Indenture concerning the maintenance of an office or agency for payment and money for Note payments held in trust;

(3)                                  the rights, powers, trusts, duties and immunities of the Trustee, and the Company’s obligations in connection therewith; and

(4)                                  the provisions of this Section 7.2.

(b)                                 If the Company exercises the legal defeasance option, the Subsidiary Guarantees in effect at such time will be automatically released.

(c)                                  If the Company exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect to the Notes, and the Subsidiary Guarantees in effect at such time shall terminate.

(d)                                 The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option as set forth in Section 7.3 of this Supplemental Indenture.

SECTION 7.3.                                               Covenant Defeasance. Solely with respect to the Notes, Section 8.4 of the Base Indenture is hereby amended and restated as follows:

“(a)                            Subject to Section 7.4 of this Supplemental Indenture, the Company and the Subsidiary Guarantors at any time may terminate their obligations under Sections 4.2, 4.3, 4.4, 4.5, 4.6, 4.7, 4.8, 4.9, 4.10, 4.11, 4.12, 4.13 and 5.1(a)(3) of this Supplemental Indenture and the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere in the Indenture to any such covenant or by reason of any reference in any such covenant to any other provision in the Indenture or in any other document and such omission to comply with such covenants shall no longer constitute a Default or an Event of Default under Sections 6.1(a)(3), (4) and (5) of this Supplemental Indenture, and the events specified in Section 6.1(a)(6), Section 6.1(a)(7) (with respect only to Significant Subsidiaries or any group of Restricted Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements of the Company and its Restricted Subsidiaries) would constitute a Significant Subsidiary), 6.1(a)(8) (with respect only to Significant Subsidiaries or any group of Restricted Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements of the Company and its Restricted Subsidiaries) and 6.1(a)(9) of this Supplemental Indenture (“covenant defeasance”), but except as specified above, the remainder of the Indenture and the Notes shall be unaffected thereby.

(b)                                 If the Company exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in Sections 6.1(a)(4) or (5) (as such clauses relate to Sections 4.2, 4.3, 4.4, 4.5, 4.6, 4.7, 4.8, 4.9, 4.10, 4.11, 4.12 or 4.13), or in Section 6.1(a)(6), Section 6.1(a)(7) (with respect only to Significant Subsidiaries or any group of Restricted Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements of the Company and its Restricted Subsidiaries) would constitute a Significant Subsidiary), 6.1(a)(8) (with respect only to Significant Subsidiaries or any group of Restricted Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements of the Company and its Restricted Subsidiaries), 6.1(a)(9) or because of the failure of the Company to comply with Section 5.1(a)(3) of this Supplemental Indenture.”

SECTION 7.4.                                               Conditions to Legal Defeasance or Covenant Defeasance.  The following shall be the conditions to the application of either Section 7.2 or 7.3 hereof to the outstanding Notes:

In order to exercise either legal defeasance or covenant defeasance with respect to the Notes:

(1)                                  the Company irrevocably deposits in trust (the “defeasance trust”) with the Trustee money or U.S. Government Obligations for the payment of principal, premium, if any, and interest on the Notes to redemption or maturity, as the case may be;

(2)                                  the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion (or if nationally recognized independent accounting firms no longer routinely express such opinions, a certificate from the chief financial officer of the Company expressing his or her opinion) that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment shall provide cash at such times and in such amounts as shall be sufficient to pay principal, premium, if any, and interest when due on all the Notes to maturity or redemption, as the case may be;

(3)                                  no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than Defaults and Events of Default arising out of the incurrence of Indebtedness used to fund such deposit) or, with respect to the Company under Section 6.1(a)(7), on the 123rd day after such date of deposit;

(4)                                  such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a Default under, the Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(5)                                  the Company shall have delivered to the Trustee an Opinion of Counsel (subject to customary assumptions and exclusions) to the effect that, assuming no intervening bankruptcy of the Company between the date of deposit and the 123rd day following the deposit and that no Holder of the Notes is an insider of the Company within the meaning of the Bankruptcy Law, after the 123rd day following the deposit, the trust funds shall not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ right generally;

(6)                                  the Company delivers to the Trustee an Opinion of Counsel (subject to customary assumptions and exclusions) to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

(7)                                  in the case of legal defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel (subject to customary assumptions and exclusions) in the United States stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of the Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders shall not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and shall be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

(8)                                  in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel (subject to customary assumptions and exclusions) in the United States to the effect that the Holders shall not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and Covenant Defeasance and shall be subject to Federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and Covenant Defeasance had not occurred; and

(9)                                  the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, together stating that all conditions precedent to the defeasance and discharge of the Notes and the Indenture as contemplated by this Article VII have been complied with.

Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

Notwithstanding the provisions of Sections 7.2, 7.3 and 7.4 of this Supplemental Indenture, the Company’s obligations in Sections 2.4, 2.5, 2.6, 2.7, 7.1, 7.2, 7.7, 7.8 of the Base Indenture, Section 7.5 of this Supplemental Indenture, Sections 8.2 and 8.5 of the Indenture shall survive until the Notes have been paid in full.  Thereafter, the Company’s and the Subsidiary Guarantors’ obligations in Sections 7.7, 8.2 and 8.5 of the Base Indenture shall survive.”

SECTION 7.5.                       Reinstatement.  If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article VII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Company under the Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article VII until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article VII; provided, however, that, if the Company has made any payment of interest on or principal of any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE VIII

AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 8.1.                                               Without Consent of Holders. Solely with respect to the Notes, Section 9.1 of the Base Indenture is hereby amended and restated as follows:

“The Company, the Subsidiary Guarantors and the Trustee may amend or supplement the Indenture, the Notes and the Subsidiary Guarantees without the consent of any Holder to:

(1)                                  cure any ambiguity, omission, defect or inconsistency;

(2)                                  provide for the assumption by a successor entity of the obligations of the Company or any Subsidiary Guarantor under the Indenture, the Notes or the Subsidiary Guarantees in accordance with Article V;

(3)                                  provide for or facilitate the issuance of uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Notes are described in Section 163(f) (2) (B) of the Code);

(4)                                  add Guarantees with respect to the Notes in accordance with the applicable provisions of the Indenture;

(5)                                  release a Subsidiary Guarantor from its obligations under its Subsidiary Guarantee or the Indenture in accordance with the applicable provisions of the Indenture;

(6)                                  secure the Notes and the Subsidiary Guarantees;

(7)                                  add covenants of the Company, any Subsidiary Guarantor or other obligor under the Indenture, Notes or Subsidiary Guarantees, as the case may be, or Events of Default for the benefit of the Holders of the Notes or to make changes that would provide additional rights to the Holders of the Notes or to surrender any right or power conferred upon the Company, any Subsidiary Guarantor or other such obligor;

(8)                                  make any change that does not adversely affect the legal or contractual rights of any Holder under the Indenture, the Notes or the Subsidiary Guarantees;

(9)                                  evidence and provide for the acceptance of an appointment under the Indenture of a successor trustee; provided that the successor trustee is otherwise qualified and eligible to act as such under the terms of the Indenture;

(10)                            provide for the issuance of Additional Notes permitted to be issued under the Indenture in accordance with the limitations described in the Indenture;

(11)                            comply with the rules of any applicable securities depositary;

(12)                            to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA; or

(13)                            conform the text of the Indenture, the Notes or the Subsidiary Guarantees to any provision of the section of the Company’s Prospectus Supplement dated March 22, 2012 entitled “Description of notes” (the “Description of Notes”) to the extent that such provision in the Description of Notes was intended to be a verbatim recitation of a provision of the Indenture, the Notes or the Subsidiary Guarantees.

After an amendment, supplement or waiver under the Indenture becomes effective, the Company shall mail to the Holders a notice briefly describing such amendment, supplement or waiver. The failure to give such notice to all the Holders, or any defect in the notice will not impair or affect the validity of any amendment, supplement or waiver.”

SECTION 8.2.                                               With Consent of Holders.  The Company, the Subsidiary Guarantors and the Trustee may amend or supplement the Indenture, the Subsidiary Guarantee or the Notes without notice to any Holder but with the written consent of the Holders of at least a majority in principal amount of the Notes then outstanding voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).  Any Default or Event of Default (subject to Section 6.4) or compliance with any provision of the Indenture, a Subsidiary Guarantee or the Notes may be waived with the written consent of the Holders of a majority in principal amount of the Notes then outstanding (including, without limitation, waivers and consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).

SECTION 8.3.                                               Limitations.  Without the consent of each Holder of an outstanding Note affected, no amendment, supplement or waiver may (with respect to any Notes held by a non-consenting Holder):

(1)                                  reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(2)                                  reduce the stated rate of interest or extend the stated time for payment of interest on any Note;

(3)                                  reduce the principal of or extend the Stated Maturity of any Note;

(4)                                  waive a Default or Event of Default in the payment of principal of, premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes with respect to a nonpayment default and a waiver of the payment default that resulted from such acceleration);

(5)                                  reduce the premium payable upon the redemption or repurchase of any Note or change the time at which any Note may be redeemed or repurchased as described under Sections 4.7, 4.9 or Article III whether through an amendment or waiver of Sections 4.7, 4.9 or Article III, related definitions or otherwise (except amendments to the definitions of “Asset Disposition” and “Change of Control”);

(6)                                  make any Note payable in money other than that stated in the Note;

(7)                                  impair the right of any Holder to receive payment of principal, premium, if any, and interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(8)                                  make any change in the amendment or waiver provisions which require each Holder’s consent; or

(9)                                  modify the Subsidiary Guarantees in any manner adverse to the Holders of the Notes.

The consent of the Holders shall not be necessary under the Indenture to approve the particular form of any proposed amendment, supplement or waiver.  It shall be sufficient if such consent approves the substance of the proposed amendment or supplement.  A consent to any amendment, supplement or waiver under the Indenture by any Holder of Notes given in connection with a tender of such Holder’s Notes will not be rendered invalid by such tender.

After an amendment, supplement or waiver under the Indenture becomes effective, the Company shall mail to the Holders a notice briefly describing such amendment, supplement or waiver. The failure to give such notice to all the Holders, or any defect in the notice will not impair or affect the validity of any amendment, supplement or waiver under this Article VIII.

ARTICLE IX

SUBSIDIARY GUARANTEES; RELEASES OF SUBSIDIARY GUARANTEES

SECTION 9.1.                                               Subsidiary Guarantees.  The Subsidiary Guarantors hereby, jointly and severally, unconditionally guarantee on a senior unsecured basis and as primary obligor and not merely as surety to each Holder and the Trustee the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the principal of, premium, if any, and interest on the Notes and all other obligations and liabilities of the Company under the Indenture (including without limitation interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company or any Subsidiary Guarantor whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) (all the foregoing being hereinafter collectively called the “Obligations”).  The obligations of the Subsidiary Guarantors under the Subsidiary Guarantees will rank equally in right of payment with all existing and future Indebtedness of such Subsidiary Guarantors that is not expressly subordinated to the obligations arising under the Subsidiary Guarantees and will be effectively subordinated to any secured Indebtedness of the Subsidiary Guarantors. Each Subsidiary Guarantor further agrees (to the extent permitted by law) that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from it, and that it shall remain bound under this Article IX notwithstanding any extension or renewal of any Obligation.

To evidence its Subsidiary Guarantee set forth in this Section 9.1, each Subsidiary Guarantor hereby agrees that this Supplemental Indenture (or a supplemental indenture to the Indenture) shall be executed on behalf of such Subsidiary Guarantor by an Officer of such Subsidiary Guarantor.  Each Subsidiary Guarantor hereby agrees that its Subsidiary Guarantee set forth in this Section 9.1 shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Subsidiary Guarantee on the Notes.  If an Officer whose signature is on this Supplemental Indenture or another indenture supplement thereto no longer holds that office at the time the Trustee authenticates the

Note, the Subsidiary Guarantee shall be valid nevertheless.  The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantee set forth in this Supplemental Indenture on behalf of the Subsidiary Guarantors.

Each Subsidiary Guarantor waives presentation to, demand of payment from and protest to the Company of any of the Obligations and also waives notice of protest for nonpayment.  Each Subsidiary Guarantor waives notice of any default under the Notes or the Obligations.  The obligations of each Subsidiary Guarantor hereunder shall not be affected by (a) the failure of any Holder to assert any claim or demand or to enforce any right or remedy against the Company or any other person under the Indenture, the Notes or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of the Indenture, the Notes or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Obligations or any of them; (e) the failure of any Holder to exercise any right or remedy against any other Subsidiary Guarantor; or (f) any change in the ownership of the Company.

Each Subsidiary Guarantor further agrees that its Guarantee herein constitutes a Guarantee of payment when due (and not a Guarantee of collection) and waives any right to require that any resort be had by any Holder to any security held for payment of the Obligations.

The obligations of each Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than payment of the Obligations in full), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise.  Without limiting the generality of the foregoing, the obligations of each Subsidiary Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder to assert any claim or demand or to enforce any remedy under the Indenture, the Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Subsidiary Guarantor or would otherwise operate as a discharge of such Subsidiary Guarantor as a matter of law or equity.

Each Subsidiary Guarantor agrees that its Guarantee herein shall remain in full force and effect until payment in full of all the Obligations or such Subsidiary Guarantor is released from its Guarantee upon the merger or the sale of all the Capital Stock or assets of the Subsidiary Guarantor in compliance with Section 9.2 or otherwise in accordance with the terms of the Indenture.  Each Subsidiary Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any of the Obligations is rescinded or must otherwise be restored by any Holder upon the bankruptcy or reorganization of the Company or otherwise.

In furtherance of the foregoing and not in limitation of any other right which any Holder has at law or in equity against any Subsidiary Guarantor by virtue hereof, upon the failure of the Company to pay any of the Obligations when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, the Subsidiary Guarantors hereby jointly and severally promise to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders an amount equal to the sum of (i) the unpaid amount of such Obligations then due and owing and (ii) accrued and unpaid interest on such Obligations then due and owing (but only to the extent not prohibited by law).

Each Subsidiary Guarantor further agrees that, as between such Subsidiary Guarantor, on the one hand, and the Holders, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in the Indenture for the purposes of its Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby and (y) in the event of any such declaration of acceleration of such Obligations, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantor for the purposes of this Guarantee.

Each Subsidiary Guarantor also agrees to pay any and all reasonable costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or the Holders in enforcing any rights under this Section 9.1.

SECTION 9.2.                                               Limitation on Liability; Termination, Release and Discharge.

(a)                                  The obligations of each Subsidiary Guarantor will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor (including, without limitation, any Guarantees under Senior Credit Agreement) and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to its contribution obligations under the Indenture, result in the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law and not otherwise being void or voidable under any similar laws affecting the rights of creditors generally.

(b)                                 In the event a Subsidiary Guarantor is sold or disposed of (whether by merger, consolidation, the sale of its Capital Stock or the sale of all or substantially all of its assets (other than by lease) and whether or not the Subsidiary Guarantor is the surviving corporation in such transaction) to a Person which is not the Company or a Restricted Subsidiary of the Company (after giving effect to the sale or other disposition), such Subsidiary Guarantor will be released from its obligations under its Subsidiary Guarantee if:

(1)                                  the sale or other disposition is in compliance with the Indenture, including Section 4.7 (it being understood that only such portion of the Net Available Cash as is required to be applied on or before the date of such release in accordance with the terms of the Indenture needs to be applied in accordance therewith at such time) and Article V; and

(2)                                  all the obligations of such Subsidiary Guarantor under all Credit Facilities and any other agreements evidencing any other Indebtedness of the Company or its Restricted Subsidiaries (after giving effect to the sale or other disposition) terminate upon consummation of such transaction.

(c)                                  A Subsidiary Guarantor will be released from its obligations under the Indenture and its Subsidiary Guarantee if the Company designates such Subsidiary as an Unrestricted Subsidiary and such designation complies with the other applicable provisions of this Supplemental Indenture or in connection with any legal defeasance of the Notes or upon satisfaction and discharge of the Indenture pursuant to the provisions of Article VII, each in accordance with the terms of this Supplemental Indenture.

(e)                                  Notwithstanding the foregoing, in the event (a) a Subsidiary Guarantor is released and discharged in full from all of its obligations under its Guarantees (except a release or discharge by or as a result of payment under such Guarantee) of (1) the Senior Credit Agreement and

(2) all other Indebtedness of the Company and its Restricted Subsidiaries, including the Guarantee that resulted in the obligation of such Subsidiary Guarantor to Guarantee the Notes, if such Subsidiary Guarantor would not then otherwise be required to Guarantee the Notes pursuant to this Supplemental Indenture and (b) such Subsidiary Guarantor has not Incurred any Indebtedness in reliance on its status as a Subsidiary Guarantor under Section 4.2 or such Subsidiary Guarantor’s obligations under such Indebtedness are satisfied in full and discharged or are otherwise permitted to be Incurred by a Restricted Subsidiary (other than a Subsidiary Guarantor) under Section 4.2(b), then the Subsidiary Guarantee of such Subsidiary Guarantor shall be automatically and unconditionally released or discharged.

SECTION 9.3.                                               Right of Contribution.  Each Subsidiary Guarantor hereby agrees that to the extent that any Subsidiary Guarantor shall have paid more than its proportionate share of any payment made on the obligations under the Subsidiary Guarantees, such Subsidiary Guarantor shall be entitled to seek and receive contribution from and against the Company or any other Subsidiary Guarantor who has not paid its proportionate share of such payment.  The provisions of this Section 9.3 shall in no respect limit the obligations and liabilities of each Subsidiary Guarantor to the Trustee and the Holders, and each Subsidiary Guarantor shall remain liable to the Trustee and the Holders for the full amount guaranteed by such Subsidiary Guarantor hereunder.

SECTION 9.4.                                               No Subrogation.  Notwithstanding any payment or payments made by each Subsidiary Guarantor hereunder, no Subsidiary Guarantor shall be entitled to be subrogated to any of the rights of the Trustee or any Holder against the Company or any other Subsidiary Guarantor or any collateral security or guarantee or right of offset held by the Trustee or any Holder for the payment of the Obligations, nor shall any Subsidiary Guarantor seek or be entitled to seek any contribution or reimbursement from the Company or any other Subsidiary Guarantor in respect of payments made by such Subsidiary Guarantor hereunder, until all amounts owing to the Trustee and the Holders by the Company on account of the Obligations are paid in full.  If any amount shall be paid to any Subsidiary Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by such Subsidiary Guarantor in trust for the Trustee and the Holders, segregated from other funds of such Subsidiary Guarantor, and shall, forthwith upon receipt by such Subsidiary Guarantor, be turned over to the Trustee in the exact form received by such Subsidiary Guarantor (duly indorsed by such Subsidiary Guarantor to the Trustee, if required), to be applied against the Obligations.

ARTICLE X

MISCELLANEOUS

SECTION 10.1.                                         Governing Law.  This Supplemental Indenture, the Notes and each Subsidiary Guarantee shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 10.2.                                         No Personal Liability of Directors, Officers, Employees and Stockholders.  Solely with respect to the Notes, Section 11.8 of the Base Indenture shall be amended and restated in its entirety by inserting the following in lieu thereof:

No director, officer, employee, manager, member, partner, incorporator or stockholder of the Company or any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Company or any Subsidiary Guarantor under the Notes, the Indenture or the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

SECTION 10.3.                                         Successors.  All agreements of the Company in this Supplemental Indenture and the Notes shall bind their respective successors.  All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

SECTION 10.4.                                         Multiple Originals.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.  One signed copy is enough to prove this Supplemental Indenture.

SECTION 10.5.                                         Variable Provisions.  The Company initially appoints the Trustee as Paying Agent and Registrar and custodian with respect to any Global Notes.

SECTION 10.6.                                         Severability.  In case any provision in this Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 10.7.                                         Trust Indenture Act Controls.  If any provision of this Supplemental Indenture limits, qualifies, or conflicts with another provision which is required or deemed to be included in this Supplemental Indenture by the TIA, such required or deemed provision shall control.

SECTION 10.8.                                         Table of Contents; Headings.  The table of contents, cross-reference sheet and headings of the Articles and Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

CIMAREX ENERGY CO., as Issuer

By:	/s/ Paul Korus
Name: Paul Korus
Title: Senior Vice President and Chief Financial Officer

GUARANTORS:

CIMAREX ENERGY CO. OF COLORADO

By:	/s/ Paul Korus
Name: Paul Korus
Title: Senior Vice President and Chief Financial Officer

CONMAG ENERGY CORPORATION

By:	/s/ Paul Korus
Name: Paul Korus
Title: Senior Vice President and Chief Financial Officer

CIMAREX GAS GATHERING, INC.

By:	/s/ Paul Korus
Name: Paul Korus
Title: Senior Vice President and Chief Financial Officer

KEY PRODUCTION COMPANY, INC.

By:	/s/ Paul Korus
Name: Paul Korus
Title: Senior Vice President and Chief Financial Officer

MAGNUM HUNTER PRODUCTION, INC.

By:	/s/ Paul Korus
Name: Paul Korus
Title: Senior Vice President and Chief Financial Officer

OKLAHOMA GAS PROCESSING, INC.

By:	/s/ Paul Korus
Name: Paul Korus
Title: Senior Vice President and Chief Financial Officer

PRIZE ENERGY RESOURCES, INC.

By:	/s/ Paul Korus
Name: Paul Korus
Title: Senior Vice President and Chief Financial Officer

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Leland Hansen
Name: Leland Hansen
Title: Vice President

EXHIBIT A

FORM OF FACE OF GLOBAL NOTE

[THIS SECURITY IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY.  UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN CERTIFICATED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE “DEPOSITARY”) TO THE NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO.  OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO.  OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.](1)

(1)  Depositary legend, if applicable.

No. [ ]	Principal Amount $[ ],
[as revised by the Schedule of Increases
and Decreases in the Global Note attached hereto](2)

CUSIP NO. 171798AB7

CIMAREX ENERGY CO.

5.875% Senior Note due 2022

Cimarex Energy Co., a Delaware corporation, promises to pay to Cede & Co., or registered assigns, the principal sum of [                                    ] Dollars, [as revised by the Schedule of Increases and Decreases in the Global Note attached hereto](3), on May 1, 2022.

Interest Payment Dates: May 1 and November 1, commencing November 1, 2012.

Record Dates: April 15 and October 15.

Additional provisions of this Note are set forth on the other side of this Note.

CIMAREX ENERGY CO.

By:
Name:
Title:

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

Dated:

U.S. BANK NATIONAL ASSOCIATION,
as Trustee, certifies that this is one of the Notes referred to in the Indenture.

By:
Authorized Signatory

(2)  For Global Notes.

(3)  For Global Notes.

FORM OF REVERSE SIDE OF GLOBAL NOTE

5.875% Senior Note due 2022

1.                                       Interest

Cimarex Energy Co., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Note at the rate per annum shown above.

The Company shall pay interest semiannually on May 1 and November 1 of each year.  Interest on the Notes shall accrue from the most recent date to which interest has been paid on the Notes or, if no interest has been paid, from April 5, 2012.  The Company shall pay interest on overdue principal or premium, if any (plus interest on overdue installments of interest to the extent lawful), at the rate borne by the Notes to the extent lawful.  Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

2.                                       Method of Payment

By no later than 10:00 a.m. (New York City time) on the date on which any principal of (premium, if any) or interest on any Note is due and payable, the Company shall irrevocably deposit with the Trustee or the Paying Agent money sufficient to pay such principal, premium, if any, or interest.  The Company shall pay interest (except Defaulted Interest) to the Persons who are registered Holders at the close of business on the April 15 and October 15 immediately preceding the interest payment date even if Notes are cancelled or repurchased after the record date and on or before the interest payment date.  Holders must surrender Notes to a Paying Agent to collect principal payments.  The Company shall pay principal of, premium, if any, and interest on the Notes in money of the United States that at the time of payment is legal tender for payment of public and private debts and shall be payable at the office or agency of the Company maintained for such purpose in the Borough of Manhattan, The City of New York; provided, however, that, at the option of the Company, each installment of interest may be paid by (i) check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the Note Register or (ii) wire transfer to an account located in the United States maintained by the payee.  Payments in respect of Notes represented by a Global Note registered in the name of or held by the Depositary or its nominee (including principal, premium, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by the Depositary.  The Company shall make all payments in respect of a Definitive Note (including principal, premium, if any, and interest) by mailing a check to the registered address of each Holder thereof as such address shall appear on the in the Registrar’s books; provided, however, that payments on the Notes represented by Definitive Notes may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Notes represented by Definitive Notes, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 15 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept).

3.                                       Paying Agent and Registrar

Initially, U.S. Bank National Association, the trustee under the Indenture (“Trustee”), shall act as Paying Agent and Registrar.  The Company may appoint and change any Paying Agent or Registrar without notice to any Holder.  The Company or any of its Restricted Subsidiaries may act as Paying Agent or Registrar.

4.                                       Indenture

The Company issued the Notes under the Debt Securities Indenture dated as of April 5, 2012 (the “Base Indenture”) between the Company and Trustee, as supplemented by the First Supplemental Indenture dated as of April 5, 2012 (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”) by and among the Company, the Subsidiary Guarantors and the Trustee.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA.  Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture.  The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of those terms.  In the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control.

The aggregate principal amount of Notes that may be authenticated and delivered under the Indenture is unlimited.  This Note is one of the 5.875% Senior Notes due 2022 referred to in the Indenture.  The Notes include (i) $750,000,000 aggregate principal amount of the Company’s 5.875% Senior Notes due 2022 issued under the Indenture on April 5, 2012 and registered under the Securities Act (the “Initial Notes”), and (ii) if and when issued, an unlimited principal amount of additional 5.875% Senior Notes due 2022 that may be issued from time to time, under the Indenture, subsequent to April 5, 2012 in a registered offering of the Company (the “Additional Notes” and together with the Initial Notes, the “Notes”).  The Initial Notes and the Additional Notes shall be considered collectively as a single class for all purposes of the Indenture.

5.                                       Redemption

(a)           At any time prior to May 1, 2017, the Company may redeem, in whole but not in part the Notes, at the option of the Company upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each Holder of Notes at its registered address, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

“Applicable Premium” means, with respect to a Note on any date of redemption prior to May 1, 2017 the greater of (1) 1.0% of the principal amount of such Note and (2) the excess of (a) the present value at such time of (i) the redemption price of such Note on May 1, 2017 (such redemption price being described under clause (c) below) plus (ii) all required interest payments due on such Note through May 1, 2017 (but excluding accrued and unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (b) the then-outstanding principal amount of such Note.

“Treasury Rate” means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to May 1, 2017; provided, however, that if the period from the redemption date to May 1, 2017 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to May 1, 2017 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

(b)           Prior to May 1, 2015, the Company may on any one or more occasions redeem up to 35% of the original principal amount of the Notes (calculated after giving effect to any issuance of Additional Notes) with the Net Cash Proceeds of one or more Equity Offerings at a redemption price of 105.875% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided that

(1)           at least 65% of the original principal amount of the Notes (calculated after giving effect to any issuance of Additional Notes) remains outstanding immediately after each such redemption; and

(2)           the redemption occurs within 60 days after the closing of such Equity Offering.

(c)           On and after May 1, 2017, the Company may redeem all or, from time to time, a part of the Notes upon not less than 30 nor more than 60 days’ notice, at the following redemption prices (expressed as a percentage of principal amount) plus accrued and unpaid interest on the Notes, if any, to the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period beginning on May 1 of the years indicated below:

Year	Percentage
2017	102.938%
2018	101.958%
2019	100.979%
2020 and thereafter	100.000%

(d)           If less than all the Notes are to be redeemed at any time pursuant to an optional redemption, the particular Notes to be redeemed shall be selected not more than 60 days prior to the applicable redemption date by the Trustee, from the outstanding Notes not previously called for redemption, in compliance with the requirements of the principal national securities exchange, if any, on which such Notes are listed, or, if such Notes are not so listed, on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem fair and appropriate (and in such manner as complies with applicable legal requirements), and which may provide for the selection for redemption of portions of the principal of the Notes (equal to $2,000 or in an integral multiple of $1,000 in excess thereof); provided, however, no Notes of $2,000 in principal amount or less shall be redeemed in part.  If any Note is to be redeemed in part only, the notice of redemption relating to such Note will state the portion of the principal amount thereof to be redeemed.

The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the method it has chosen for the selection of Notes and the principal amount thereof to be redeemed.

For all purposes of the Indenture, unless the context otherwise requires, all provisions relating to redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal amount of such Note which has been or is to be redeemed.

(e)           The Company is not required to make mandatory redemption payments or sinking fund payments with respect to the Notes.

6.                                       Put Provisions

If a Change of Control occurs, unless the Company has exercised its right to redeem all of the Notes pursuant to Section 3.1 of the Supplemental Indenture, each Holder will have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount of such Notes plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) as provided in, and subject to the terms of, the Indenture.  The Company shall be required to make an Asset Disposition Offer in certain circumstances described in the Indenture.

7.                                       Denominations; Transfer; Exchange

The Notes are in registered form without coupons in denominations of principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.  A Holder may transfer or exchange Notes in accordance with the Indenture.  The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.  The Registrar need not register the transfer of or exchange any Note (1) for a period beginning 15 Business Days before the mailing of a notice of a redemption of Notes to the Holders and ending at the close of business on the day of such mailing or (2) selected for redemption.

8.                                       Persons Deemed Owners

The registered Holder of this Note may be treated as the owner of it for all purposes.

9.                                       Unclaimed Money

If money for the payment of the principal of or premium, if any, or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another person.  After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee or the Paying Agent for payment.

10.                                 Defeasance

Subject to certain conditions set forth in the Indenture, the Company at any time may terminate some or all of its obligations under the Notes and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal, premium, if any, and interest on the Notes to maturity.

11.                                 Amendment, Supplement and Waiver

The Indenture, the Notes and the Subsidiary Guarantees may be amended or supplemented and certain provisions may be waived as provided in the Indenture.

12.                                 Defaults and Remedies

The Events of Default relating to the Notes are defined in Section 6.1 of the Supplemental Indenture.  Upon the occurrence of an Event of Default, the rights and obligations of the Company, the Subsidiary Guarantors, the Trustee and the Holders shall be as set forth in the applicable provisions of the Indenture.

13.                                 Trustee Dealings with the Company

Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

14.                                 No Recourse Against Others

No director, officer, employee, manager, member, partner, incorporator or stockholder of the Company or any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Company or any Subsidiary Guarantor under the Notes, the Indenture or the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

15.                                 Authentication

This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Note.

16.                                 Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian) and U/G/M/A (=Uniform Gift to Minors Act).

17.                                 CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Notes.  No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers placed thereon.

18.                                 Defined Terms

As used in this Note, terms defined in the Indenture are used herein as therein defined.

19.                                 Governing Law

This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company shall furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture, which has in it the text of this Note in larger type.  Requests may be made to:

Cimarex Energy Co.

1700 Lincoln Street, Suite 1800

Denver, Colorado 80203

Attention:  Corporate Secretary
Facsimile No.:  (303) 265-9404

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                       agent to transfer this Note on the books of the Company.  The agent may substitute another to act for him.

Date:	Your Signature:

Signature Guarantee:
(Signature must be guaranteed)

Sign exactly as your name appears on the other side of this Note.

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

OPTION OF HOLDER TO ELECT PURCHASE

If you elect to have this Note purchased by the Company pursuant to Section 4.7 or 4.9 of the Supplemental Indenture, check either box:

☐            ☐
4.7           4.9

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.7 or 4.9 of the Supplemental Indenture, state the amount in principal amount (must be in denominations of $2,000 or an integral multiple of $1,000 in excess thereof):  $                                                                                         and specify the denomination or denominations (which shall not be less than the minimum authorized denomination) of the Notes to be issued to the Holder for the portion of the within Note not being repurchased (in the absence of any such specification, one such Note shall be issued for the portion not being repurchased):                                   .

Date:	Your Signature:
(Sign exactly as your name appears on the other side of the Note)

Signature Guarantee:
(Signature must be guaranteed)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to SEC Rule 17Ad-15.

[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF INCREASES AND DECREASES IN GLOBAL NOTE(4)

The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Notes Custodian

(4)  For Global Notes.

EXHIBIT B

FORM OF INDENTURE SUPPLEMENT TO ADD SUBSIDIARY GUARANTORS TO GUARANTEE NOTES

This Supplemental Indenture and Subsidiary Guarantee, dated as of [                   ], 20     (this “Supplemental Indenture” or “Guarantee”), among [name of future Subsidiary Guarantor] (the “New Subsidiary Guarantor”), Cimarex Energy Co. (together with its successors and assigns, the “Company”), each other existing Subsidiary Guarantor under the Indenture referred to below (the “Existing Subsidiary Guarantors”), and U.S. Bank National Association, as Trustee under the Indenture referred to below.

W I T N E S S E T H:

WHEREAS, the Company and the Trustee have heretofore executed and delivered a Debt Securities Indenture dated as of April 5, 2012 (the “Base Indenture”), as supplemented by the First Supplemental Indenture dated as of April 5, 2012 (the “First Supplemental Indenture” and together with the Base Indenture as it may be further amended, supplemented, waived or otherwise modified, the “Indenture”) by and among the Company, the Existing Subsidiary Guarantors and the Trustee, providing for the issuance of an aggregate principal amount of $750,000,000 of 5.875% Senior Notes due 2022 of the Company (the “Notes”);

WHEREAS, Section 4.13 of the First Supplemental Indenture provides that the Company is required to cause each Restricted Subsidiary (other than a Foreign Subsidiary) that Guarantees, on the Issue Date or any time thereafter, Indebtedness of the Company under the Senior Credit Agreement or any other Indebtedness of the Company or any Restricted Subsidiary in excess of $10.0 million to execute and deliver to the Trustee a Supplemental Indenture pursuant to which such Restricted Subsidiary will unconditionally Guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any, and interest in respect of the Notes on a senior unsecured basis and all other obligations under the Indenture on an senior unsecured basis;

WHEREAS, pursuant to Section 8.1 of the First Supplemental Indenture, the Trustee, the Company and the Existing Subsidiary Guarantors are authorized to execute and deliver this Supplemental Indenture to amend the Indenture to provide for the Subsidiary Guarantee by the New Subsidiary Guarantor, without the consent of any Holder;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Subsidiary Guarantor, the Existing Subsidiary Guarantors, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

ARTICLE I

Definitions

SECTION 1.1  Defined Terms.  As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term “Holders” in this Guarantee shall refer to the term “Holders” as defined in the Indenture and the Trustee acting on behalf or for the benefit of such Holders.  The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

ARTICLE II

Agreement to be Bound; Guarantee

SECTION 2.1  Agreement to be Bound.  The New Subsidiary Guarantor hereby becomes a party to the Indenture as a Subsidiary Guarantor and as such shall have all of the rights and be subject to all of the obligations and agreements of a Subsidiary Guarantor under the Indenture.  The New Subsidiary Guarantor agrees to be bound by all of the provisions of the Indenture applicable to a Subsidiary Guarantor and to perform all of the obligations and agreements of a Subsidiary Guarantor under the Indenture.

SECTION 2.2  Guarantee.  The New Subsidiary Guarantor hereby fully, unconditionally and irrevocably guarantees, as primary obligor and not merely as a surety, jointly and severally with each other Subsidiary Guarantor, to each Holder and the Trustee, the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the Obligations pursuant to Article IX of the First Supplemental Indenture.

ARTICLE III

Miscellaneous

SECTION 3.1   Notices.  All notices and other communications to the New Subsidiary Guarantor shall be given as provided in the Indenture to the New Subsidiary Guarantor, at its address set forth below, with a copy to the Company as provided in the Indenture for notices to the Company.

[Name of future Subsidiary Guarantor]

[                                  ]

[                                  ]

[Attention:			]
[Facsimile No.: (	)	-	]

SECTION 3.2   Parties.  Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.

SECTION 3.3   Governing Law.  This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 3.4   Severability Clause.  In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

SECTION 3.5   Ratification of Indenture; Supplemental Indentures Part of Indenture.  Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder heretofore or hereafter authenticated and delivered shall be bound hereby.  The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture.

SECTION 3.6   Counterparts.  The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.

SECTION 3.7   Headings.  The headings of the Articles and the sections in this Guarantee are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

[NEW SUBSIDIARY GUARANTOR],
as a Subsidiary Guarantor

By:
Name:
Title:

[ ], as Trustee

By:
Name:
Title:

CIMAREX ENERGY CO.

By:
Name:
Title:

[EXISTING SUBSIDIARY GUARANTORS],

By:
Name:
Title: